Exhibit 4.1

CONFIDENTIAL, PROPRIETARY AND TRADE SECRET

MACQUARIE INFRASTRUCTURE INCOME OPPORTUNITIES FUND

BDC SUBSCRIPTION BOOKLET

If the prospective investor does not wish to subscribe for shares of beneficial interest of Macquarie Infrastructure Income Opportunities Fund (the "Company"), or if the prospective investor's subscription is rejected, please return this Subscription Booklet, the Company's Confidential Private Placement Memorandum, as amended and restated to date (as supplemented from time to time, the "Memorandum") and all drafts of the Company's Amended and Restated Declaration of Trust (as further amended, restated and/or supplemented from time to time, the "Declaration of Trust"), the Company's Bylaws (as amended, restated and/or supplemented from time to time, the "Bylaws"), the Investment Advisory Agreement between the Company and Macquarie Wealth Advisers, LLC (the "Adviser") dated December 16, 2025 (as amended, restated and/or supplemented from time to time, the "Advisory Agreement"), the Investment Sub-Advisory Agreement among the Company, the Adviser and Macquarie Asset Management Credit Advisers US, LLC (the "Sub-Adviser") dated December 16, 2025 (as amended, restated and/or supplemented from time to time, the "Sub-Advisory Agreement") and the Administration Agreement between the Company and Macquarie Wealth Advisers, LLC (the "Administrator") dated December 16, 2025 (as amended, restated and/or supplemented from time to time, the "Administration Agreement") (such Memorandum, Declaration of Trust, Bylaws, Advisory Agreement, Sub-Advisory Agreement and Administration Agreement are collectively referred to herein as the "Company Documents") to the Adviser. The Company Documents may not be reproduced, duplicated, disclosed or delivered, in whole or in part, to any other person (other than confidentially to legal counsel to and professional advisors of prospective investors) without the prior written consent of the Adviser.

Confidential, Proprietary and Trade Secret

MACQUARIE INFRASTRUCTURE INCOME OPPORTUNITIES FUND

INSTRUCTIONS FOR SUBSCRIBERS

This Subscription Booklet contains:

(i)	a Subscription Agreement,

(ii)	Investor Qualification Statements relating to Accredited Investor Status and U.S. Person Status, Investment Company Act Matters, Plan Investor Representations and Rule 506(d) Matters as Exhibits A through D,

(iii)	Consent to Electronic Delivery of the Company's Privacy Notice and Form 1099 as Exhibit E,

(iv)	Supplemental Investor Qualification Statement for Non-U.S. Investors (the "Supplemental Documents") as Exhibit F,

(v)	a Privacy Notice (the "Privacy Notice") and EEA-UK Privacy Notice (the "EEA-UK Privacy Notice"), as Exhibit G,

(vi)	links to IRS Form W-9 and the various IRS Forms W-8, as Exhibit H, and

(vii)	examples of supporting documentation that may be required per General Instruction 6 below, as Exhibit I.

Please complete, execute and return in its entirety each of the applicable documents referenced in Items (i) through (vi). Each of the above-mentioned documents must be completed and properly executed, by or on behalf of the person or entity proposing to make an investment to the Company (the "Subscriber") before a subscription will be accepted; provided that the IRS Form W-9 is only required for United States persons (and the IRS Form W-8 is only required for non-United States persons) and the Supplemental Documents are required only for non-U.S. persons (see "Taxpayer Identification Number and Certification" instructions below).

Please direct any questions regarding the terms and provisions of this offering or regarding the subscription procedure to MacquarieTA@seic.com.

General Instructions

1.	Subscription Agreement. On the signature page to the Subscription Agreement fill in: (a) the date the Subscription Agreement was signed by or on behalf of the Subscriber, (b) the total amount of the Subscriber's desired investment, (c) the Subscriber's contact information, (d) the Subscriber's printed name, and (e) the Subscriber's signature (or in the case of an authorized representative signing on behalf of an entity, such person's signature and title as an authorized representative). The Subscription Agreement signature page does not need to be notarized. Please note that the attached Subscription Agreement contains a power of attorney that enables the Company to execute, on behalf of the Subscriber, documents relating to the Subscriber's investment in the Company, including the Company Documents and duly approved amendments thereto, and documents authorizing the entry into and/or amendment thereof. Exhibits A, B, C and D of the Subscription Agreement regarding Accredited Investor Status and U.S. Person Status, Investment Company Act Matters, Plan Investor Representations and Rule 506(d), respectively, must be completed by all Subscribers. The Supplemental Investor Qualification Statement for non-U.S. Investors should be completed as relevant.

2.	Instruction for Attorneys-In-Fact Signing on behalf of a Subscriber. If any of the subscription documents included or referenced in this Subscription Booklet are executed for a Subscriber by its attorney-in-fact, a copy of the applicable power of attorney must be provided to the Company together with the executed subscription documents. In addition, the signatory must clearly disclose any principal/agent relationship by indicating in the signature block that such party is signing as an agent (e.g., "(name of agent) as agent for (name of principal)").

Macquarie Infrastructure Income Opportunities Fund

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3.	Taxpayer Identification Number and Certifications.

(a)	United States Persons: Each Subscriber that is a "United States person"[1] (as well as each beneficial owner of any amounts expected to be paid or allocated for U.S. federal income tax purposes to a Foreign Flow-Through Subscriber[2] (a "Beneficial Owner") if such Beneficial Owner is a United States person) must complete the most recent version of the Form W-9. These forms are necessary for the Company to comply with its tax filing obligations and to establish that the Subscriber or Beneficial Owner, as the case may be, is not subject to certain withholding tax obligations applicable to non-United States persons.

(b)	Non-United States Persons: Subscribers and Beneficial Owners (as defined above) that are not "United States persons" are required to provide information about their status for withholding tax purposes on the most recent version of the applicable Form W-8BEN (for individual non-U.S. Beneficial Owners), Form W-8BEN-E (for certain non-U.S. Beneficial Owners that are entities), Form W-8IMY (for non-U.S. intermediaries, flow-through entities, and certain United States branches), Form W-8EXP (for non-U.S. governments, non-U.S. central banks of issue, non-U.S. tax-exempt organizations, non-U.S. private foundations, and governments of certain United States possessions), or Form W-8ECI (for non-"United States persons" receiving income that is effectively connected with the conduct of a trade or business in the United States), in each case, in accordance with the instructions accompanying those forms. Additionally, any Subscriber or Beneficial Owner that is not a "United States person" must provide on the applicable Form W-8 the taxpayer identification number, if any, issued to it by the jurisdiction in which such Subscriber or Beneficial Owner is a tax resident. The various Forms W-8 are attached. Subscribers may also access the IRS website (www.irs.gov) to obtain the latest version of each appropriate Form W-8 and its instructions.

(c)	FATCA/CRS Self-Certification Forms: Each Subscriber is required to fill in and sign and date the relevant FATCA/CRS self-certification form attached hereto in accordance with the instructions to such form. The Adviser collects these forms to aid in compliance with any FATCA/CRS requirements with respect to alternative investment vehicles and other entities that may be formed in jurisdictions subject to FATCA and/or CRS requirements.

(d)	Completed tax forms should be returned with the Subscriber's subscription documents. Do not send them to the IRS.

4.	Privacy Notice.

(a)	The Privacy Notice, which is provided to the Subscriber as a result of the privacy notice and disclosure regulations promulgated under applicable U.S. federal law, explains the manner in which the Company collects, utilizes, processes and maintains nonpublic personal information about each Subscriber. The Privacy Notice applies only to Subscribers who are natural persons and to certain entities that are essentially "alter egos" of natural persons (e.g., revocable grantor trusts, individual retirement accounts or certain estate planning vehicles).

[1]	For purposes of this paragraph 3, "United States person" means (i) a U.S. citizen or resident, (ii) a partnership, corporation or limited liability company organized under U.S. law, (iii) a U.S. estate (or any other estate whose income from sources outside of the United States is subject to U.S. federal income tax regardless of the source) or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of its substantial decisions or (B) if a valid election to be treated as a United States person is in effect with respect to such trust.

[2]	For purposes of this paragraph 3, "Foreign Flow-Through Subscriber" means any Subscriber organized as a flow-through entity (as defined in Section 10 of the enclosed Subscription Agreement).

Macquarie Infrastructure Income Opportunities Fund

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(b)	The EEA-UK Privacy Notice, which is provided to the Subscriber as a result of the EEA-UK Data Protection Legislation (as defined in the EEA-UK Privacy Notice), explains the manner in which Authorized Entities (as defined in the EEA-UK Privacy Notice) collects, processes and/or transfers certain personal data. The EEA-UK Privacy Notice applies only to the extent EEA-UK Data Protection Legislation applies to the Authorized Entities' collection, processing and/or transfer of the personal data in connection with the Subscriber, as further described in Section 8(t) of the Subscription Agreement.

5.	Consent to Electronic Delivery of Form 1099. Each Subscriber must consent to receive Form 1099 (U.S. Internal Revenue Service Form 1099-DIV) electronically via email, the Internet, and/or another electronic reporting medium in lieu of paper copies and must confirm this consent electronically at a future date in a manner set forth by the Adviser at such time.

6.	Supporting Documentation. Subscribers may be required, if requested by the Company, to furnish further certifications, documentation or information regarding the Subscriber or its direct or indirect beneficial owners or holders of interests as the Adviser deems necessary or advisable to verify any information provided by the Subscriber or to comply with any applicable law or regulation. Examples of what information may be required (which examples are non-exhaustive) are provided in Exhibit I.

Returning Subscription Materials for
the Closing

All subscription documents (including suitable notarization of the Power of Attorney) are to be executed and returned to MacquarieTA@seic.com by email. Please complete, execute and return in its entirety each of the applicable documents referenced in Items (i) through (vi) of the Instructions for Subscribers.

The Company has the full right to accept or reject a subscription in its sole discretion. The Company also has the right to cease accepting subscriptions at any time without notice. If a Subscriber's subscription is rejected, the Company will promptly return any funds provided by the Subscriber, without interest, by wire transfer to an account designated by the Subscriber.

Macquarie Infrastructure Income Opportunities Fund

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Confidential, Proprietary and Trade Secret

MACQUARIE INFRASTRUCTURE INCOME OPPORTUNITIES FUND

SUBSCRIPTION AGREEMENT

THE SHARES (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES LAWS OF ANY STATE OR OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. SHARES IN THE COMPANY (AS DEFINED BELOW) ARE BEING OFFERED AND SOLD (I) IN THE UNITED STATES TO "ACCREDITED INVESTORS" AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT, AND (II) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S OR REGULATION D UNDER THE SECURITIES ACT AND OTHER SIMILAR EXEMPTIONS UNDER THE LAWS OF THE STATES AND JURISDICTIONS WHERE THE OFFERING WILL BE MADE. THERE IS CURRENTLY NO PUBLIC MARKET FOR THE SHARES AND THERE CAN BE NO ASSURANCE THAT SUCH MARKET WILL DEVELOP IN THE FUTURE. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THIS SUBSCRIPTION AGREEMENT AND UNLESS THE SHARES ARE REGISTERED UNDER THE SECURITIES ACT OR IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS THEREUNDER.

IN MAKING AN INVESTMENT DECISION, SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING OF THE SHARES, INCLUDING THE MERITS AND RISKS INVOLVED. SUBSCRIBERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Reference is made to the Confidential Private Placement Memorandum dated May 2026 (as supplemented from time to time, the "Memorandum"), relating to the offering of shares of beneficial interest ("Shares") of Macquarie Infrastructure Income Opportunities Fund, a Delaware statutory trust (the "Company"), the Company's Amended and Restated Declaration of Trust (as further amended, restated and/or supplemented from time to time, the "Declaration of Trust"), the Company's Bylaws (as amended, restated and/or supplemented from time to time, the "Bylaws"), the Investment Advisory Agreement between the Company and Macquarie Wealth Advisers, LLC (the "Adviser") dated December 16, 2025 (as amended, restated and/or supplemented from time to time, the "Advisory Agreement"), the Investment Sub-Advisory Agreement among the Company, the Adviser and Macquarie Asset Management Credit Advisers US, LLC (the "Sub-Adviser") dated December 16, 2025 (as amended, restated and/or supplemented from time to time, the "Sub-Advisory Agreement") and the Administration Agreement between the Company and Macquarie Wealth Advisers, LLC, dated December 16, 2025 (as amended, restated and/or supplemented from time to time, the "Administration Agreement") (such Memorandum, Declaration of Trust, Bylaws, Advisory Agreement, Sub-Advisory Agreement and Administration Agreement are collectively referred to herein as the "Company Documents"). The Company has made an election (the "BDC Election") to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "Investment Company Act"). For the avoidance of doubt, reference to the "Adviser" shall include any successor or additional investment adviser, in its capacity as investment adviser of the Company. For purposes of this Agreement, a "Business Day" is any day other than a Saturday, Sunday or day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

1.             Subscription for Shares. Subject to the terms and conditions hereof, including the acceptance of this subscription agreement (this "Agreement") by the Company, and in reliance upon the representations, warranties and covenants of the respective parties contained herein, you (the "Subscriber") (a) irrevocably offer to subscribe for and agree to purchase Shares of the Company for the total investment amount (the "Investment Amount") indicated on the signature page of this Agreement (subject to any provisions of this Agreement which may provide otherwise), which shall become contractually binding upon acceptance by the Company, in its sole discretion, (b) agree to be bound by the terms and provisions of this Agreement, the Declaration of Trust and the Bylaws and (c) agree to be admitted to the Company as a shareholder of the Company (a "Shareholder"). The Subscriber hereby agrees that, in the event it is permitted by the Company to make an additional investment to purchase Shares on a date after its initial subscription has been accepted, the Subscriber shall be required to enter into an additional subscription agreement with the Company covering such additional investment. The applicable minimum investment for each class of Shares is set forth on the signature page to this Agreement, although lesser amounts may be accepted at the sole discretion of the Adviser. To the fullest extent not prohibited by law, if so accepted, this Agreement may not be canceled, terminated or revoked by the Subscriber, except and only to the extent expressly provided for by applicable law in certain jurisdictions outside the United States.

Macquarie Infrastructure Income Opportunities Fund

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Confidential, Proprietary and Trade Secret

2.             Other Subscription Agreements. The Subscriber understands that the Company has entered into or expects to enter into separate subscription agreements (the "Other Subscription Agreements" and, together with this Agreement, the "Subscription Agreements") with other investors (the "Other Subscribers") providing for the sale of Shares to the Other Subscribers. This Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the Subscriber and the Other Subscribers are to be separate sales.

3.             Acceptance of Subscriptions; Closings.

(a)	To be accepted, a subscription request must be made with a completed and executed Agreement in good order, and payment of the full purchase price of Shares being subscribed. The Company, in its sole discretion, may place accepted Investment Amounts in the Company's escrow account, pursuant to certain arrangements with financial intermediaries. All such payments shall be held in a non-interest-bearing escrow account pending the Company's determination that Shares may be issued to such Subscriber, as applicable (each such occurrence being an "Escrow Break"). Upon an Escrow Break, the Subscriber's Investment Amount shall be transferred to the Company from the escrow account and Shares shall be issued to the Subscriber.

(b)	Subject to Section 3(a), the closing of the Subscriber's subscription for Shares (each such closing, a "Closing") shall take place as of the first Business Day of each month after which this Agreement is first accepted in whole or in part by the Company (such date being the date filled in by the Company on the signature page hereto). To be accepted, a subscription request must be made with a completed and executed Agreement in good order, and payment of the full purchase price of Shares being subscribed at least five (5) Business Days prior to the first day of the month (unless waived by the Company or its agents). If a purchase order is received less than five (5) Business Days prior to the first day of the month, unless waived by the Company or its agents, the purchase order will be held in the Company's escrow account and executed in the next month's Closing at the transaction price applicable to that month. If the Agreement is not accepted, the subscription will not be accepted and the Investment Amount will be returned to the Subscriber. The Company will advise each Subscriber promptly of the Company's acceptance of an offer to subscribe for Shares.

(c)	At each Closing, the purchase price per Share shall equal the Company's net asset value ("NAV") per Share as of the last calendar day of the most recently completed month-end prior to the applicable Closing date, subject to any limitations of Section 23 of the Investment Company Act (which generally prohibits the Company from issuing Shares at a price below the then-current NAV per Share as determined within 48 hours, excluding Sundays and holidays, of such issuance). No Subscriber shall be required to invest more than the total Investment Amount.

(d)	The Investment Amount shall be payable in U.S. Dollars and in immediately available funds. While a Subscriber will not know the Company's NAV applicable on the effective date of its Share purchase, the Company's NAV applicable to a purchase of Shares will be available generally within 20 Business Days after the effective date of the Share purchase; at that time, the number of Shares based on that NAV and each Subscriber's purchase will be determined and Shares will be credited to the Subscriber's account as of the effective date of the Share purchase.

4.             Privately-Placed, Perpetual-Life Business Development Company. The Company has made a BDC Election and operates as a privately-placed, "perpetual life" (as described below) BDC. As a privately-placed BDC, the Company's Shares will not be listed for trading on a stock exchange or other securities market. As a perpetual-life BDC, the Company is an investment vehicle of indefinite duration that does not intend to complete a liquidity event within any specific time period, if at all, whose Shares are sold by the Company on a continuous monthly basis at a price equal to the Company's net asset value per Share. In the sole discretion of the board of trustees of the Company (the "Board"), as more fully set forth in the Memorandum, the Company intends to commence a share repurchase program in which it intends to offer to repurchase up to 5% of its Shares outstanding (either by number of Shares or aggregate net asset value) in each quarter. Aside from the potential for limited liquidity offered by quarterly Share repurchases, Shareholders generally should not expect to be able to sell their Shares regardless of how well the Company performs. While the Company may consider a liquidity event at any time in the future, it currently does not intend to undertake a liquidity event, including, without limitation, (i) an initial public offering or other listing of its Shares on a national securities exchange, (ii) a Sale Transaction or (iii) an orderly wind down and/or liquidation of the Company's assets. A "Sale Transaction" means (a) the sale of all or substantially all of the Company's assets to, or other liquidity event with, another entity or (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, or sale of stock in each case for consideration of either cash and/or publicly listed securities of the acquirer. A Sale Transaction also may include a sale, merger or other transaction with one or more affiliated investment companies managed by the Adviser or its Affiliates (as defined below). The Company is not obligated by its Declaration of Trust or Bylaws, or otherwise, to effect a liquidity event at any time.

Macquarie Infrastructure Income Opportunities Fund

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5.             Dividend Reinvestment Plan. The Company has adopted a dividend reinvestment plan that provides for reinvestment of dividends and other distributions on behalf of its Shareholders, unless a Shareholder elects to receive cash distributions. A Shareholder may elect to receive its entire dividend in cash by notifying the Adviser in writing no later than ten days prior to the record date for dividends to Shareholders.

6.             Limitations on Transfer.

(a)	The Subscriber may not Transfer any of its Shares without the express written consent of the Company, which may be granted or withheld in the sole discretion of the Adviser, except that (x) such consent shall not be unreasonably withheld with regard to an assignment by a Subscriber of all of its Shares to its Affiliate if all of the following conditions are satisfied as reasonably determined by the Adviser (or waived by the Adviser in its sole discretion): (A) such assignee is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, (B) such assignment does not cause the Adviser, any of its Affiliates, the Company or any of the Shareholders of the Company to be subjected to (or materially increase its obligation with respect to) any regulations or reporting requirements that the Adviser reasonably believes to be significant or burdensome or to any tax obligation, (C) such assignee in the Adviser's judgment has the financial ability to hold the Shares and perform in a timely manner all of its obligations as a Subscriber under this Agreement, and (D) as reasonably determined by the Adviser, none of such assignee, its Affiliates, agents or advisors or any person associated with such assignee is a competitor of the Company, the Adviser, the Sub-Adviser, any portfolio company of the Company or any of their respective Affiliates.

(b)	The Subscriber may not Transfer any of its Shares unless the Transfer is made in accordance with Applicable Securities Laws (as defined below) and is otherwise in compliance with the transfer restrictions set forth in Annex 1. The Subscriber agrees that hedging transactions in the Shares may not be conducted except in compliance with the Securities Act. "Transfer" (or any derivative thereof) shall mean to sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, in any case whether directly, indirectly or synthetically. "Affiliate" of any person shall mean any other person controlling, controlled by, or under common control (directly or indirectly through any person) with such person, and, if the person is a natural person, such person's spouse, parent, sibling, child, grandchild or other descendent (whether natural or adopted) and each trust, limited partnership, limited liability company or other estate or tax planning vehicle or entity created for the primary benefit of one or more of such persons.

7.             Representations and Warranties of the Company. The Company represents and warrants to the Subscriber (in reliance, where applicable, on the representations and warranties of the Subscriber contained in this Agreement and the representations and warranties of the Other Subscribers) that:

(a)	The Company is a statutory trust, existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct the business in which it is proposed to engage, as described in the Memorandum, and to carry out the terms of this Agreement applicable to it.

Macquarie Infrastructure Income Opportunities Fund

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(b)	The execution, delivery and performance of this Agreement have been authorized by all necessary action on behalf of the Company, and upon acceptance by the Company, this Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

(c)	The acceptance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of any agreement or other instrument to which the Company is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties that would have any material adverse effect on the Company.

(d)	There is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company that (i) questions the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or (ii) would otherwise have a material adverse effect on the Company.

(e)	For subscribers resident in Luxembourg: The Company confirms that the Adviser will comply with (i) the provisions of Articles 22, 23, 24 and where relevant Articles 26 to 30 of the Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers, as amended ("AIFMD"), and the relevant national implementing legislation, (ii) the provisions of Regulation (EU) 2019/2088 of the European Parliament and of the Council of 27 November 2019 on sustainability-related disclosures in the financial services sector, as amended.

8.             Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to, except as otherwise set forth below, and agrees with, the Company as follows:

(a)	Suitability. THE SUBSCRIBER HAS READ CAREFULLY AND UNDERSTANDS THE COMPANY DOCUMENTS AND ACKNOWLEDGES THAT IT HAS BEEN ADVISED TO CONSULT WITH (AND HAS CONSULTED TO THE EXTENT THE SUBSCRIBER DEEMS APPROPRIATE) ITS OWN ATTORNEY, ACCOUNTANT, TAX ADVISOR OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE SUBSCRIBER. THE COMPANY IS NOT INTENDED AS A PLAN OR PROGRAM FOR, AND THE SHARES ARE NOT INTENDED FOR, THE INVESTMENT OF THE PROCEEDS OF MUNICIPAL SECURITIES AND THE ADVICE OF THE ADVISER SHALL NOT BE CONSTRUED AS ADVICE TO THE SUBSCRIBER. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT CONTAINED IN THE MEMORANDUM SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY. The SUBSCRIBER'S overall INVESTMENT IN the COMPANY and other investments that are not readily marketable is not disproportionate to the SUBSCRIBER'S net worth.

(b)	If the Subscriber is an Individual: (i) the Subscriber has the legal capacity to execute, deliver and perform the Subscriber's obligations under this Agreement and if the Subscriber lives in a community property state in the United States of America, its territories and possessions, any state of the United States, or the District of Columbia (the "United States"), either (A) the source of the Subscriber's investment in Shares will be the Subscriber's separate property and the Subscriber will hold the Subscriber's Shares as separate property, or (B) the Subscriber has the authority alone to bind the community with respect to this Agreement, (ii) the execution, delivery and performance by the Subscriber of this Agreement are within its legal right and power, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Company as of the date that this Agreement is signed by the Subscriber), and do not and will not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Subscriber or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its respective properties is bound; and (iii) this Agreement constitutes the Subscriber's legal, valid and binding obligation enforceable against the Subscriber in accordance with its terms, subject to any applicable bankruptcy, insolvency, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Neither the execution, delivery or performance of this Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the Subscriber's assets or properties.

Macquarie Infrastructure Income Opportunities Fund

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(c)	If the Subscriber is an Entity: (i) the Subscriber is duly organized, existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by the Subscriber of this Agreement are within the Subscriber's powers, have been duly authorized by all necessary action on the Subscriber's behalf, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Company as of the date that this Agreement is signed by the Subscriber), and do not and will not contravene, or constitute a default under, (A) any provision of the Subscriber's certificate or articles of incorporation, limited liability company operating agreement, limited partnership agreement or other comparable organizational documents or (B) any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Subscriber or any agreement or other instrument to which the Subscriber is a party or by which it or any of its respective properties is bound, or any license, permit or franchise applicable to the Subscriber or its business, properties or rights; and (iii) this Agreement constitutes the Subscriber's legal, valid and binding obligation enforceable against the Subscriber in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Neither the execution, delivery or performance of this Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the Subscriber's assets or properties.

(d)	Access to Information; Opportunity to Verify Information. The Subscriber acknowledges that representatives of the Company have made available to the Subscriber the opportunity to ask questions and receive answers from such representatives concerning the terms and conditions of the offering described in the Memorandum and to obtain any additional information which they possess or can acquire without unreasonable effort or expense that is necessary to verify the information contained in the Memorandum or otherwise related to the proposed activities of the Company. The Subscriber received answers thereto satisfactory to it from the Company and its representatives regarding the terms and conditions of the offering of Shares and has obtained all additional information requested by the Subscriber of the Company and its representatives to verify the accuracy of all information furnished to the Subscriber regarding the offering of Shares. The Subscriber acknowledges and agrees that to the extent the Adviser posts amendments, updates or other modifications to any Company Document to the Company's investor portal or dataroom at least two (2) Business Days prior to the Closing at which the Subscriber is admitted to the Company, the Subscriber shall be deemed to have been provided by the Company the opportunity to access and examine such revised Company Document, and revoke its subscription prior to such Closing.

(e)	Knowledge and Experience. The Subscriber and its purchaser representative (if any) currently have, and (unless the Subscriber has a purchaser representative) the Subscriber had immediately prior to receipt of any offer regarding the Company and the Shares, (i) such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (ii) the ability to bear the economic risk and lack of liquidity of an investment in the Company, and (iii) the ability to bear the risk of loss of its entire investment in the Company. The Subscriber's Shares, together with the Subscriber's other investments that are not readily marketable, is not disproportionate to the Subscriber's net worth. The Subscriber further understands that (x) the Company has limited operating history, that any investment performance information in the Memorandum relates to other investment funds and not the Company, and there is no guarantee that the same or similar results will be achieved by the Company, (y) the Adviser or a person or entity selected by the Adviser (which may be a manager, member, shareholder, partner or affiliate thereof) will receive substantial compensation in connection with the management of the Company, and (z) no U.S. federal, state or local or non-U.S. agency, governmental authority, person or other entity has passed upon interests in the Company or made any finding or determination as to the fairness of this investment.

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(f)	BDC Election. The Subscriber understands that the Company has filed an election to be treated as a BDC under the Investment Company Act and intends to elect to be treated as a "regulated investment company" within the meaning of Section 851 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") for U.S. federal income tax purposes (effective on or prior to the Closing relating to this Agreement). Pursuant to these elections, the Subscriber shall be required to furnish certain information to the Company as required under U.S. Department of Treasury Regulations Section 1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Company, it understands that it shall be required to include additional information on its U.S. federal income tax return as provided in U.S. Department of Treasury Regulations Section 1.852-7.

(g)	Investment Company Status. The Subscriber (i) is not registered or required to be registered as an "investment company" (as defined in the Investment Company Act); (ii) has not elected to be regulated as a BDC under the Investment Company Act; and either (A) is not relying on an exception from the definition of "investment company" under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereof or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC.

(h)	Purchaser Representative. If the Subscriber has utilized a purchaser representative, the Subscriber has previously given the Company notice in writing of such fact, specifying that such representative would be acting as the Subscriber's "purchaser representative" as defined in Rule 501(i) of Regulation D under the Securities Act.

(i)	Final Form. The Subscriber understands that its investment in the Company will be subject to the terms and conditions of this Agreement and the Declaration of Trust and Bylaws in such final forms as shall be executed by the parties thereto and as the same may be amended from time to time in accordance with their respective terms. The Subscriber further understands and acknowledges that certain of the terms and conditions of the Company and the Shares originally set forth in the Memorandum may have been modified and, as modified, will be reflected in the final form of this Agreement.

(j)	Purchase for Investment. The Subscriber acknowledges that there are substantial restrictions on the transferability of the Subscriber's Shares under this Agreement, the Declaration of Trust, the Bylaws and applicable law and understands that: (i) the Subscriber must bear the economic risk of its investment until the completion of winding up of the Company; (ii) the Shares have not been registered under the Securities Act, and, therefore, cannot be resold, disposed of or otherwise Transferred unless they are subsequently registered under the Securities Act or sold in a transaction exempt from or not subject to the registration requirements thereunder; (iii) the Shares have not been registered under the securities laws of the various states or the laws of any jurisdiction outside of the United States and that the Subscriber is responsible for complying with any such laws, which may impose restrictions on the Transfer of the Shares by the Subscriber; (iv) the Subscriber is purchasing the Shares for its own account, for investment purposes only, and without a view toward distribution thereof; (v) the Subscriber may not directly or indirectly resell, assign, pledge, encumber, mortgage, divide, hypothecate or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any regulations under the Securities Act and the applicable securities acts or similar statutes of the jurisdiction in which the Subscriber resides, including all regulations and rules under such laws, together with applicable published policy statements, instruments, notices and blanket orders or rulings of general applicability (collectively, "Applicable Securities Laws"), and any and all applicable provisions of this Agreement; (vi) the Transfer of the Shares and the substitution of another subscriber for the Subscriber are restricted by the terms of this Agreement; (vii) neither the Subscriber nor any Other Subscriber has rights to require that the Shares be registered under the Securities Act; (viii) there is currently no public or other market for the Shares, and it is possible that no such secondary market for the Shares will ever develop; and (ix) the Subscriber's Shares, together with the Subscriber's other investments that are not readily marketable, is not disproportionate to the Subscriber's net worth. The Subscriber understands that for the foregoing reasons, the Subscriber will be required to retain ownership of the Shares and bear the economic risk of its investment in the Company, including risk of loss of its entire investment in the Company, for an indefinite period of time and it may not be possible for the Subscriber to liquidate its investment in the Company. The Subscriber understands that the Shares will not be evidenced by a certificate subject to Article 8 of the Uniform Commercial Code.

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(k)	Securities Laws. The Subscriber received the Company Documents and first learned of the Company in the jurisdiction listed as the address of the Subscriber set forth on the Subscriber's signature page hereto. If such jurisdiction is a state within the United States, the Subscriber intends that the state securities laws of such state alone shall govern this transaction. If the Subscriber is not a resident of the United States, the Subscriber understands that it is the responsibility of the Subscriber to satisfy himself, herself or itself as to full observance of the laws of any relevant territory outside of the United States in connection with the offer and sale of the Shares, including obtaining any required governmental or other consent, approval or authorization and observing any other applicable formalities, and represents, to the best of its knowledge, no filing or registration with or approval by the relevant governmental authorities or self-regulatory organizations in such jurisdiction is required in connection with the offer and sale of the Shares to the Subscriber. The Subscriber is, with respect to the Company, one person within the meaning of Rule 12g5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the Subscriber shall have otherwise indicated in writing and submitted such to the Adviser along with this Agreement. The Subscriber's form of holding Shares (and any other interest in the Company) is not used primarily to circumvent the provisions of Section 12(g) or Section 15(d) of the Exchange Act.

(l)	Accredited Investor Status. If the Subscriber is a "U.S. Person" (as that term is defined in Rule 902 promulgated under the Securities Act ("Rule 902")), one or more of the categories set forth in Exhibit A hereto correctly and in all respects describes the Subscriber, and, as to accredited investor status, the Subscriber or its authorized representative has so indicated by checking the box adjacent to a category on Exhibit A. If the Subscriber is not a "U.S. Person" under the Securities Act, the Subscriber represents, warrants and covenants that (A) the Subscriber is not subscribing for Shares for the account or benefit of any person that is a "U.S. Person" under the Securities Act, (B) the offer and sale of Shares to the Subscriber constitute an "Offshore Transaction," as that term is defined in Rule 902 and/or has been made in conformity with Regulation D under the Securities Act and (C) the Subscriber will resell the Shares, in whole or in part, only (1) in accordance with the provisions of applicable non-United States securities laws and regulations, applicable state securities laws and regulations and the Company Documents and (2) in accordance with the provisions of Regulation S (Rules 901 through 905) promulgated under the Securities Act and the "Preliminary Notes" (as that term is defined in Regulation S), pursuant to a registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

(m)	Investment Objectives and Advice; No Reliance. The purchase of the Shares by the Subscriber is consistent with the general investment objectives of the Subscriber. In connection with the offering of Shares, the Subscriber is not relying upon any information or statements other than those statements contained in this Agreement and in the Memorandum to make such decision. The Subscriber is not relying on the Company, the Adviser, the Sub-Adviser or any of their respective partners, members, officers, counsel, employees, agents, representatives or Affiliates for legal, investment or tax advice with respect to an investment in the Company or the investment of the "proceeds of municipal securities." The Subscriber is not relying upon any representation, warranty or agreement by the Company, the Adviser, the Sub-Adviser their respective members, partners or Affiliates or any agent or representative of any of them, written or otherwise, in determining to invest in the Company. The Subscriber agrees that it is solely responsible for making a decision with respect to the merits of the purchase of Shares based upon its own evaluation and analysis. The Subscriber confirms that none of the Company, the Adviser, the Sub-Adviser or any of their respective partners, members, officers, counsel, employees, agents, representatives or Affiliates of any of the foregoing has made any recommendation as to the suitability of the purchase of Shares.

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(n)	No General Solicitation; Offering Materials and Other Information. The Shares were not offered to the Subscriber by any means of general solicitation or general advertising. In that regard, the Subscriber is not subscribing for the Shares: (i) as a result of or subsequent to becoming aware of any advertisement, article, notice or other communication published in any newspaper, magazine or similar printed public medium, generally available electronic communication or telecommunication, broadcast over television or radio or generally available to the public on the Internet or similar media; (ii) as a result of or subsequent to attendance at a seminar or meeting called by any of the means set forth in (i); or (iii) as a result of or subsequent to any solicitations by a person not previously known to the Subscriber in connection with investment in securities generally. The Subscriber has a pre-existing and substantive personal or business relationship with the Adviser, the Sub-Adviser and/or any of their respective principals, agents or Affiliates. The Subscriber has received and read a copy of the Memorandum, this Agreement and a copy of all other Company Documents provided to the Subscriber before the Company's acceptance of any of the Subscriber's Investment Amount (collectively, the "Offering Materials"), and the Subscriber has relied on nothing other than the Offering Materials in deciding whether to make an investment in the Company. No statement, printed material or other information that is contrary to the information contained in the Offering Materials has been given or made by or on behalf of the Adviser and/or the Company to the Subscriber. The Subscriber has consulted to the extent deemed appropriate by the Subscriber with the Subscriber's own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Shares, and believes that an investment in the Shares is suitable and appropriate for the Subscriber based on its independent investigation of the Company and the offering of Shares.

(o)	Plan Investor Status; Benefit Plan Investors; Self-Directed Plan Investors. The Subscriber has indicated on Exhibit C hereto whether or not it is, or is acting on behalf of, a "Benefit Plan Investor" or an "Other Plan Investor," in each case as such term is used in Exhibit C and, if so, made certain other representations and warranties in such Exhibit C. Unless the Subscriber has indicated that it is a "Benefit Plan Investor" on the signature page hereto, the Subscriber is not, and will not hereafter permit itself to become, a "benefit plan investor" as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). If the Subscriber is not a Benefit Plan Investor as of the date hereof, the Subscriber shall promptly notify the Adviser in writing in the event it ever becomes, or there is any reason to believe that it will become, a Benefit Plan Investor. If the Subscriber is a "Plan Investor" as such term is used in Exhibit C, the Subscriber's participants are not permitted to self-direct investments, unless the Subscriber (i) is investing for the account of an individual participant or owner of either a self-directed 401(k) plan, a self-directed "individual retirement account" within the meaning of Section 408(a) of the Code or a self-directed "Roth IRA" within the meaning of Section 408A of the Code (each, a "401(k)/IRA Investor") and (ii) the Subscriber has indicated that it is a 401(k)/IRA Investor on the signature page hereto. If the Subscriber is a 401(k)/IRA Investor, the Shares shall, at all times after the purchase thereof by the Subscriber and prior to any Transfer of such Shares pursuant to the terms of this Agreement, be beneficially owned solely by one individual (i.e., the participant or owner who directed the investment in the Shares).

(p)	FOIA Investors. If the Subscriber is subject to the Freedom of Information Act, as amended (a "FOIA Subscriber"), the Subscriber has so indicated by checking the appropriate box on the signature page hereto. The Subscriber agrees that it shall promptly notify the Adviser if it becomes a FOIA Subscriber at any time subsequent to the date hereof. "FOIA Subscriber" shall mean any Subscriber that is: (i) an entity that is directly or indirectly subject to either Section 552(a) of Title 5, United States Code (commonly known as the "Freedom of Information Act") or any similar U.S. or non-U.S. federal, state, county or municipal public disclosure law; (ii) an entity that is subject, by regulation, contract or otherwise, to disclose Company information to a U.S. or non-U.S. trading exchange or other market where interests in such entity are sold or traded; (iii) a pension fund or retirement system for a U.S. or non-U.S. government entity; (iv) an entity who, by virtue of such person's (or any of its Affiliate's) current or proposed involvement in government office, is required to or will likely be required to disclose Company information to a U.S. or non-U.S. governmental body, agency or committee (including any disclosures required in accordance with the Ethics in Government Act of 1978, as amended, and/or any rules and regulations of any executive, legislative or judiciary organization); (v) an agent, nominee, fiduciary, custodian or trustee for any person described in clauses (i) through (iv) above or (vi) below where Company information provided to or disclosed to such agent, nominee, fiduciary, custodian or trustee could at any time become available to such person described in clauses (i) through (iv) above or (vi) below; or (vi) an investor that is itself an investment fund or other entity that has any entity described in clauses (i) through (iv) above as a partner, member or other beneficial owner where Company information provided to or disclosed to such Subscriber could at any time become available to such partner, member or other beneficial owner.

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(q)	No View to Tax Benefits; No Borrowings. The Subscriber acknowledges that neither the Memorandum nor this Agreement contain any disclosure concerning the tax aspects of the Company's activities under the laws or regulations of any state, local, non-U.S. or other jurisdiction (other than U.S. federal income tax matters) and that the U.S. federal income tax matters summarized in the Memorandum are general in nature, are not intended to apply, and likely will not apply, to any specific investor in light of its particular circumstances and in many cases are uncertain and subject to change. The Subscriber acknowledges and agrees that (i) it has relied solely upon its own accountant or tax advisors in connection with its decision to acquire the Shares, and (ii) neither the Adviser nor the Sub-Adviser has made any representations, warranties or undertaking to structure any investment in a particular manner or to ensure any particular tax result to the Subscriber. Accordingly, the Subscriber acknowledges and agrees that none of the Adviser, the Sub-Adviser, the Company or their respective Affiliates, or their respective partners, members, shareholders, officers, directors or employees, as applicable, shall have any liability to the Subscriber or any other person in respect of any tax consequences that may arise in connection with the acquisition, ownership and/or disposition by the Subscriber of the Shares. The Subscriber has not borrowed any portion of its investment to the Company, either directly or indirectly, from the Company, the Adviser, the Sub-Adviser or any Affiliate of the foregoing.

(r)	Company Counsel Does Not Represent the Subscribers. The Subscriber understands that the Adviser and the Sub-Adviser have retained Kirkland & Ellis LLP (together with any other counsel, "Company Counsel") as counsel to the Company, the Adviser and the Sub-Adviser and that the Adviser and the Sub-Adviser may retain Company Counsel as counsel in connection with the management and operation of the Company, including making, holding or disposing of investments, or any dispute that may arise between the Subscriber or any other investor, on the one hand, and the Adviser, the Sub-Adviser and/or the Company on the other hand (the "Company Legal Matters"). The Subscriber acknowledges that Company Counsel will not represent the Subscriber in connection with the formation of the Company and the offer and sale of Shares, unless, subject to applicable law, the Adviser (or the Sub-Adviser or their respective Affiliates) and the Subscriber otherwise agree and the Subscriber separately engages Company Counsel. The Subscriber will, if it wishes counsel on any Company Legal Matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel or as otherwise determined by a court of competent jurisdiction. The Subscriber acknowledges and agrees that: (i) Company Counsel's representation of the Company, the Adviser and/or the Sub-Adviser is limited to those specific matters with respect to which each has been retained and consulted by such entities; (ii) Company Counsel's representation of the Company, the Adviser and/or the Sub-Adviser is not exclusive and other matters involving the Adviser, the Sub-Adviser and/or the Company may exist where Company Counsel has not been retained or consulted, and such matters could affect the Adviser, the Sub-Adviser, the Company, the Company's investments, and/or their Affiliates; (iii) Company Counsel will not monitor the Company, the Adviser, the Sub-Adviser or their Affiliates' compliance with the Company Documents (including, the Company's policies, investment program or other investment guidelines, restrictions and procedures set forth in the Memorandum), or with applicable laws, rules or regulations, unless in each case, Company Counsel has been specifically retained to do so; (iv) Company Counsel has not investigated or verified the accuracy and completeness of any of the information set forth in the Memorandum; and (v) Company Counsel is not providing any advice, opinion, representation, warranty or other assurance of any kind as to any matter to any investor.

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(s)	Privacy Notice. If the Subscriber is a natural person, grantor trust or 401(k)/IRA Investor, the Subscriber acknowledges the receipt of the notice (the "Privacy Notice"), attached hereto as Exhibit G, regarding privacy of financial information under Regulation S-P, 17 C.F.R. 248.1 – 248.30 ("Regulation S-P"), adopted by the SEC and agrees that the Shares are a financial product that the Subscriber has requested and authorized. In accordance with Section 14 of Regulation S-P, the Subscriber acknowledges and agrees that the Company may disclose non-public personal information of the Subscriber to the other investors, as well as to the Company's accountants, attorneys and other service providers as necessary to effect, administer and enforce the Company's and the investors' rights and obligations.

(t)	EEA-UK Privacy Notice.

(i)	If and to the extent EEA-UK Data Protection Legislation applies: (i) the Subscriber acknowledges that it has read and understood the Privacy Notice attached hereto as Exhibit G, the contents of which shall be deemed to be incorporated herein by reference in its entirety; and (ii) if personal data is provided by anyone other than a natural person (that is, a partnership, trust, corporation or other entity), the Subscriber hereby undertakes, represents and warrants that:

(A)	all such personal data has been collected, processed and transferred in accordance with applicable EEA-UK Data Protection Legislation;

(B)	all such personal data is and will be adequate, relevant, limited to what is necessary for the purposes described in the EEA-UK Privacy Notice, and is accurate and up-to-date; and

(C)	the data subjects of all such personal data have been made aware of the purposes for, and manner in, which such personal data will be processed (as set out in the EEA-UK Privacy Notice).

(u)	Anti-Money-Laundering.

(i)	The Subscriber understands that the Company, the Adviser and certain of their Affiliates are, or may become, subject to certain anti-money laundering laws, regulations and related pronouncements and are otherwise prohibited from engaging in transactions with, or providing services to, certain countries, territories, entities and individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to United States government, United Nations, EU, UK or Australian sanctions and embargo programs.

(ii)	In furtherance of the foregoing, the Subscriber agrees to use its best reasonable efforts to ensure that:

(A)	No contribution or payment by the Subscriber to the Company shall be derived from, or related to, any activity that is deemed criminal under U.S. or non-U.S. law or regulation;

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(B)	No contribution or payment by the Subscriber to the Company, to the extent that such contribution or payment is within the Subscriber's control, and no distribution to the Subscriber (assuming such distribution is made in accordance with instructions provided to the Adviser by the Subscriber) shall cause the Company, the Adviser or any of their Affiliates to be in violation of any law, regulation or administrative pronouncement applicable to the Company, the Adviser or any of their Affiliates, including the United States Bank Secrecy Act of 1970 (the "BSA"), the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Anti-Money Laundering Act of 2020, the provisions of the most recent EU Anti-Money Laundering Directive, or the United Kingdom Money Laundering Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 (as amended), in each case, as such statute may be amended and any successor statute thereto and including all regulations promulgated thereunder, as well as any other applicable laws, regulations or administrative pronouncements concerning money laundering, criminal activities or government sanctions (collectively, the "Anti-Money Laundering Laws"); and

(C)	All contributions by such Subscriber to the Company and all distributions to such Subscriber from the Company will be made in the name of the Subscriber and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not (i) a "foreign shell bank" within the meaning of the BSA, or (ii) located in a jurisdiction that appears on the list of boycotting countries published by the U.S. Department of Treasury pursuant to Code §999(a)(3), as in effect at the time of such contribution or payment.

(iii)	The Subscriber represents and warrants that none of the Subscriber, or to the best of its knowledge after due and reasonable inquiry, any Related Person or any person for whom the Subscriber is acting as agent or nominee in connection with this subscription is a senior political figure[1] or any immediate family member[2] or close associate[3] of a senior political figure. The Subscriber represents and warrants that to the extent the Subscriber has any beneficial owners, it has carried out thorough due diligence to establish the identities of such beneficial owners. The Subscriber reasonably believes upon due inquiry that (x) to the extent the Subscriber has any beneficial owners, none of its beneficial owners is a Sanctioned Person, and (y) that no funds contributed to the Company or otherwise transferred or conveyed pursuant to this Subscription Agreement are derived directly or indirectly from a Sanctioned Person.[4] The Subscriber represents, warrants and agrees that it holds the evidence of identities of all beneficial owners and will maintain all such evidence for at least five years from the date of a complete withdrawal from the Company.

[1]	A "senior political figure" is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party or a current or former senior executive of a non-U.S. government-owned commercial enterprise. For purposes of this definition, (i) a "senior official" or "senior executive" means an individual with substantial authority over policy, operations or the use of government-owned resources and (ii) a "senior political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior political figure as described above.

[2]	An "immediate family member" of a senior political figure means any spouse, parent, sibling, child or spouse's parent or sibling.

[3]	A "close associate" of a senior political figure means a natural person who (a) is widely and publicly known (or is actually known) to be a close associate of a senior political figure, (b) is known to own or control a legal instrument or person jointly with a senior political figure, (c) maintains some other kind of close business or personal relationship with a senior political figure or (d) owns or controls a legal instrument or person which is known to have been established for the benefit of a senior political figure.

[4]	A "Sanctioned Person" means any target of economic or financial sanctions imposed, administered, or enforced by the U.S. federal government, including the U.S. Department of the Treasury Office of Foreign Assets Control, Australia's Department of Foreign Affairs and Trade, HM Treasury of the United Kingdom, the United Nations Security Council or the European Union (collectively, "Sanctions") and any person that is 50% or more owned or controlled one or more such persons that are the subject of such Sanctions.

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(iv)	The Subscriber understands and agrees that if at any time it is discovered that the Subscriber has made a contribution or payment to the Company of money derived from, or related to, any activity that is deemed criminal under U.S. or non-U.S. law or that causes the Company, the Adviser or any of their Affiliates to be in violation of the Anti-Money Laundering Laws, any distribution to the Subscriber made in accordance with the Subscriber's instructions is "blocked" under the Anti-Money Laundering Laws or Sanctions, the Subscriber or any person or entity described in clauses (iii)(A), (B) or (C) above is or becomes listed on the SDN List, any similar Sanctions-related list, or if otherwise required by the Anti-Money Laundering Laws or Sanctions, the Adviser may undertake appropriate actions to ensure compliance with any applicable law, regulation or pronouncement related to the foregoing.

(v)	The Subscriber shall promptly notify the Adviser if any of these representations cease to be true and accurate regarding the Subscriber. The Subscriber agrees to promptly provide to the Adviser any additional information regarding the Subscriber or its beneficial owner(s) that the Adviser deems necessary or advisable in order to determine or ensure compliance with the Anti-Money Laundering Laws or Sanctions or to respond to requests for information concerning the identity of the Company's direct and indirect investors from any governmental authority, self-regulatory organization or financial institution or other intermediary in connection with its anti-money laundering or government sanctions compliance procedures. The Subscriber further understands that the Company or Adviser may release confidential information about the Subscriber and, if applicable, any underlying beneficial owners, to proper authorities if the Adviser determines, after consultation with counsel, that such disclosure is required by applicable laws, regulations or administrative pronouncements to respond to requests for information concerning the identity of the Company's direct or indirect investors from any governmental authority or self-regulatory organization concerning compliance with the laws set forth above, or in order to comply with suggested guidelines, policies or procedures of any trade association, self-regulatory organization or from any financial institution or other intermediary in connection with such financial institution's or other intermediary's anti-money laundering or government sanctions compliance procedures.

(v)	FINRA Matters and New Issues. The Subscriber understands and acknowledges that, in connection with the Company's purchase of new issues (as defined in Financial Industry Regulatory Authority ("FINRA") Rule 5130) or public offerings of portfolio companies and any representations the Company is required to make in connection therewith, the Company will be relying on the information provided by the Subscriber regarding its "restricted person" and "covered person" status for purposes of FINRA Rule 5130 and FINRA Rule 5131 and regarding the Subscriber's FINRA affiliations and associations. The Subscriber agrees to promptly provide the Company and the Adviser with such information to the extent requested by the Adviser. The Subscriber understands that failure to fully and accurately respond to a request for such information or an update to such information may result in some or all of the Subscriber's Shares being treated as held by a "non-exempt restricted person" for purposes of FINRA Rule 5130 or by a "non-exempt covered person" for purposes of FINRA Rule 5131. The Subscriber further understands that to the extent it is a non-exempt restricted person or non-exempt covered person or an account or other non-natural person in which a non-exempt restricted person or non-exempt covered person for such purposes has a "beneficial interest," or is treated as such, the Company may need to limit or restrict the Subscriber's right to participate in allocations and/or distributions with regard to certain new issues purchased by the Company in order to comply with FINRA Rule 5130 or FINRA Rule 5131, and that the Company will make such determinations regarding the need and extent of such limitations or restrictions based on the information provided by the Subscriber in respect of such matters.

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(w)	Nominees and Custodians; Trustees; Non-U.S. Entities. If the undersigned is acting as a nominee or custodian for another person, entity, organization or governmental agency in connection with the purchase and holding of Shares, the undersigned has so indicated on the signature page hereto. The representations and warranties contained in this Agreement and any other documents provided to the Adviser or the Company in connection with the Subscriber's investment in the Company regarding the Subscriber are true and accurate with regard to the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian. Without limiting the generality of the foregoing, the representations and warranties regarding the status of the Subscriber in the Exhibits hereto are true with respect to, and accurately describe, the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian, and the undersigned nominee or custodian has the full power and authority to make such representations on behalf of, and execute binding agreements enforceable against, such person, entity, organization or governmental agency. The person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian will not Transfer or otherwise dispose of or distribute any part of its economic or beneficial interest in (or any other rights with respect to) the Shares without complying with Applicable Securities Laws and all of the applicable provisions of this Agreement as if such person, entity, organization or governmental agency were a direct investor of the Company and were Shares. If the undersigned is acting as nominee or custodian for another person, entity, organization or governmental agency, the undersigned agrees to provide such other information as the Adviser may reasonably request regarding the undersigned and the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian in order to determine the eligibility of the Subscriber to purchase the Shares and the identity of the person for which the undersigned is acting as a nominee or custodian. If the undersigned is a trustee of a trust, all of the representations and warranties contained in this Agreement (including the Exhibits and Annexes hereto) and any other documents provided to the Adviser or the Company in connection with the Subscriber's investment in the Company are true with respect to such trust, such trustee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, and the representations in Sections 8(b) and 8(c) with respect to the power and authority of, and lack of conflicts with the governing documents of and other applicable agreements and laws binding upon the Subscriber, are made both by the Subscriber and such trustee, this Agreement has been duly executed on behalf of the Subscriber by such trustee, is binding against such trustee in such capacity and such trustee has obtained all necessary consents described in such Sections 8(b) and 8(c). If the undersigned is a non-U.S. entity without separate legal personality under the laws of the jurisdiction of its formation, the representations and warranties regarding the Subscriber in Section 8 and any other documents provided to the Adviser or the Company in connection with the Subscriber's investment in the Company are made on behalf of and regarding such non-U.S. entity by the person or entity (such as its general partner) that has the power and authority to act on behalf of or in trust of such non-U.S. entity, and the representations in Sections 8(b) and 8(c) with respect to the power and authority of, and lack of conflicts with the governing documents of and other applicable agreements and laws binding upon the Subscriber, are made by such applicable person or entity that has the power and authority to act on behalf of or in trust of such non-U.S. entity, both on behalf of itself and on behalf of and regarding such non-U.S. entity, this Agreement has been duly executed on behalf of such non-U.S. entity by such person or entity, is binding against such person or entity in such capacity and such person or entity has obtained all necessary consents described in such Sections 8(b) and 8(c).

Macquarie Infrastructure Income Opportunities Fund

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(x)	Securities Act Matters. As of the date hereof, neither the Subscriber nor any other person that, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares voting power with respect to the Shares, which includes the power to vote, or to direct the vote, with respect to the Shares, or investment power over the Shares, which includes the power to dispose of, or direct the disposition of, Shares (a "Beneficial Holder")[5] has been or is subject to any conviction, order, judgment, decree, suspension, expulsion, bar or other event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event ("Disqualifying Event") that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Company's use of the Rule 506 exemption, as further indicated in Exhibit D to this Agreement. The Subscriber will immediately notify the Adviser in writing if the Subscriber or any Beneficial Holder becomes subject to a Disqualifying Event at any time after the date hereof while it holds the Shares. In the event that the Subscriber or a Beneficial Holder becomes subject to a Disqualifying Event at any time after the date hereof, the Subscriber agrees and covenants to use its best efforts to coordinate with the Adviser to (i) provide documentation as requested by the Adviser related to any such Disqualifying Event and (ii) implement a remedy to the reasonable satisfaction of the Adviser to address the Subscriber's and/or such Beneficial Holder's changed circumstances such that the changed circumstances will not affect in any way the Company's or its Affiliates' ongoing and/or future reliance on the Rule 506 exemption under the Securities Act. The Subscriber acknowledges that, at the discretion of the Adviser, such remedies may include the waiver of all or a portion of the Subscriber's voting power in the Company and/or the Subscriber's withdrawal from the Company through a Transfer of its Shares. The Subscriber also acknowledges that the Adviser may periodically request assurance that neither the Subscriber nor any Beneficial Holder has become subject to a Disqualifying Event at any time after the date hereof and the Subscriber further acknowledges and agrees that the Adviser shall understand and deem the failure by the Subscriber to respond in writing to such requests to be an affirmation and restatement of the representations, warranties and covenants in this Section 8(x).

(y)	Regulatory Matters. The Subscriber acknowledges that certain investors, pursuant to laws, rules, regulations or policies applicable to such investors, may require the Adviser, the Company or their Affiliates to provide certifications, representations, warranties and covenants in connection with their investment in the Company. In addition, the Subscriber confirms that no payment, fee, compensation, consideration or other benefit of any kind, direct or indirect, has been received by, or directed to, any government official or any agent, employee or representative of the Subscriber, in each case, respecting, arising out of or in connection with the Subscriber's investment in the Company.

(z)	Status as a Non-U.S. Subscriber. Unless the Subscriber has indicated otherwise on the signature page hereto, it is not a Foreign Person. A "Foreign Person" means any of the following: (i) a citizen of a country other than the United States; (ii) an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States; (iii) a government other than the government of the United States or of any state, territory or possession of the United States; or (iv) a person controlled by any of the foregoing. Unless the Subscriber has indicated on the Shareholder signature page hereto, the Subscriber is not a Restricted Investor. A "Restricted Investor" means an entity organized under the laws of the United States or any state, territory or possession of the United States of which more than 1% of the "capital stock" (as such term is used in Section 310(b) of the U.S. Communications Act of 1934, as amended, and has been interpreted by the U.S. Federal Communications Commission) is owned of record or voted by Foreign Persons. The Subscriber agrees that if the Subscriber determines that it is a Restricted Investor, has become a Restricted Investor, or if the percentage of its "capital stock" that is owned of record or voted by Foreign Persons increases by 1% or more, after the date hereof, the Subscriber will immediately notify the Adviser in writing, including the percentage of its "capital stock" that is owned of record or voted by Foreign Persons. The term "capital stock" includes equity interests other than stock (e.g., the Company's Shares).

[5]	A beneficial owner of the Company's outstanding voting equity securities, determined in accordance with Rule 13d-3 under the Exchange Act, includes persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share (or are deemed to have or share) the power to vote or dispose, or to direct the voting or disposition, of the relevant securities.

Macquarie Infrastructure Income Opportunities Fund

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(aa)	Representations for Non-U.S. Subscribers. If the Subscriber is: (i) not a U.S. person, (ii) an EEA Subscriber (as defined in Exhibit F to this Agreement), (iii) a UK Subscriber (as defined in Exhibit F to this Agreement) or (iv) a Singapore Subscriber (as defined in Exhibit F to this Agreement), the Subscriber hereby makes those additional representations applicable to residents of the Subscriber's country of residence as specified in Exhibit F to this Agreement. Any such Subscriber understands that it is such Subscriber's responsibility to satisfy itself as to the full observance of the law of any relevant territory outside the United States in connection with the offer and sale of the Shares, including obtaining any required governmental or other consent and observing any applicable formalities.

(bb)	For subscribers resident in Luxembourg[6]: The Subscriber acknowledges that for the marketing of Shares to investor domiciled or with a registered office in Luxembourg, the Company intends to rely on the on the national private placement regime pursuant to Article 42 of the AIFMD, and the relevant national implementing legislation. In furtherance thereof, the Subscriber further represents and warrants that it qualifies as a professional investor pursuant to article 1, paragraph 53 of the Luxembourg law of 12 July 2013 on alternative investment fund managers, as amended.

(cc)	For subscribers resident or incorporated in the Netherlands: If the EEA Subscriber is a resident of, or is incorporated in, the Netherlands, the Subscriber represents that it is a qualified investor (gekwalificeerde belegger) as such term is defined in Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

9.             Consent to Electronic Delivery of Form 1099. The Subscriber consents to receive Form 1099 (U.S. Internal Revenue Service Form 1099-DIV) from the Company electronically via email, the Internet, and/or another electronic reporting medium in lieu of paper copies. The Subscriber agrees that it will confirm this consent electronically at a future date in a manner set forth by the Adviser at such time.

10.           Tax Status of Flow-Through Subscriber. If the Subscriber is a partnership, a limited liability company treated as a partnership for United States federal income tax purposes, a grantor trust (within the meaning of Sections 671-679 of the Code) or an S corporation (within the meaning of Section 1361 of the Code) (each a "flow-through entity"), the Subscriber represents and warrants that either:

(a)	no person or entity will own, directly or indirectly through one or more flow-through entities, an interest in the Subscriber such that more than 70% of the value of such person's or entity's interest in the Subscriber is attributable to the Subscriber's investment in the Company; or

(b)	if one or more persons or entities will own, directly or indirectly through one or more flow-through entities, an interest in the Subscriber such that more than 70% of the value of such person's or entity's interest in the Subscriber is attributable to the Subscriber's investment in the Company, neither the Subscriber nor any such person or entity has or had any intent or purpose to cause such person (or persons) or entity (or entities) to invest in the Company indirectly through the Subscriber in order to enable the Company to qualify for the 100-partner safe harbor under U.S. Department of Treasury Regulations Section 1.7704-1(h).

11.           Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except with the written consent of each of the Subscriber and the Adviser. This Agreement may be amended in accordance with its terms.

12.           Reduction or Rejection of Subscription. The Subscriber understands that the subscription for the Shares contained herein may be rejected by the Adviser, or the amount that the Subscriber desires to commit to the Company may be reduced, in either case in the Adviser's sole discretion at any time prior to a Closing. If the Subscriber's subscription is rejected in full, the Subscriber shall be relieved of all further obligations under this Agreement; provided, that Section 22 shall survive and continue to be binding on the Subscriber, and the Subscriber shall, at the request of the Adviser, return all Company Documents provided to the Subscriber.

[6]	All subscribers resident in Luxembourg are required to complete the form set out in Exhibit F.

Macquarie Infrastructure Income Opportunities Fund

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13.           Additional Subscriber Information. The Subscriber understands that the information provided in this Agreement (including the Exhibits hereto and any other documents provided by the Subscriber to the Company or the Adviser in connection with its investment in the Company) or pursuant to this Agreement will be relied upon by the Company and the Adviser, including for the purposes of (i) determining the eligibility of the Subscriber to purchase or hold the Shares, (ii) making any required filings pursuant to Applicable Securities Laws and the Advisers Act, (iii) determining the Company's eligibility to invest in prospective portfolio companies and (iv) making representations in connection with the Company's investments. The Subscriber shall cooperate with the Adviser and agrees to provide in a timely manner, if requested, any additional information, form, disclosure, certification or documentation that the Adviser may reasonably request (including any information requested pursuant to the Foreign Account Reporting Regimes (as defined below)) in order to determine the eligibility of the Subscriber to purchase or hold the Shares, for the purpose of making any required filings pursuant to Applicable Securities Laws or the Advisers Act, for the purpose of determining the Company's eligibility to invest in prospective portfolio companies for the purpose of providing any necessary notice to, or obtaining any necessary approval or consent from, any governmental authority related to the Company's investments in a portfolio company, or for the purpose of making representations in connection with the Company's investments in portfolio investments, or in order to maintain appropriate records and provide for withholding amounts, if any, relating to the Subscriber's Shares, or otherwise as the Adviser deems reasonably necessary for the conduct of the Company's affairs and/or in order for the Company to comply with any of the Foreign Account Reporting Regimes. The Subscriber will furnish promptly to the Company, upon request, any information about the Subscriber reasonably determined by the Adviser to be necessary or convenient for the formation, operation, dissolution, winding-up or termination of the Company, including, if relevant, information with respect to the foreign citizenship, residency, ownership or control of the Subscriber and its beneficial owners so as to permit the Adviser to evaluate and comply with any regulatory and tax requirements applicable to the Company or actual or proposed investments of the Company; provided, that (x) such information is in the Subscriber's possession or is available to the Subscriber without unreasonable effort or expense and (y) the Subscriber's obligations with respect to such information shall not apply to the extent that disclosure of such information, under the applicable circumstances and taking into account any confidentiality obligations of the recipient, would result in the Subscriber being in violation or breach of applicable law or an agreement regarding the confidentiality of such other information.

14.           Survival; Obligation to Provide Additional Information. The Subscriber represents and agrees that the information provided with respect to the Subscriber in this Agreement (including the Exhibits hereto) and any other documents provided by the Subscriber to the Company in connection with its purchase of Shares regarding the Subscriber is true and correct as of the date of this Agreement and will be true and correct as of the Closing and shall be deemed to be reaffirmed by the Subscriber at any time the Subscriber receives any distributions from the Company. Without limiting the generality of the foregoing, if there should be any change in the information or if any of the information provided herein regarding the Subscriber (including the Exhibits hereto and any other documents provided by the Subscriber to the Company in connection with its purchase of Shares) ceases to be true and accurate, the Subscriber will immediately inform the Adviser in writing and furnish revised or corrected information to the Company in writing. The Subscriber also agrees, if requested, to confirm the continued accuracy of the information with respect to the Subscriber provided herein (including the Exhibits hereto) or in such other document, subject to any written updating information provided by the Subscriber to the Adviser pursuant to the preceding sentence. The representations and warranties made by the Subscriber shall survive the Closing and any investigation made by the Company, on the one hand, or the Subscriber on the other hand.

15.           Withholding Forms and Certain Other Tax Information; FATCA and other Automatic Exchange of Information Regimes.

(a)	The Subscriber represents, warrants and agrees (for the benefit of the Company and of any person or entity who participated in the offer or sale of the Shares) that all of the statements, answers, and information in each Form W-9, Form W-8BEN, Form W-8BEN-E, Form W-8IMY, Form W-8EXP, and/or Form W-8ECI, as well as any additional self-certification forms completed with respect of any AEOI Regime (as defined below) (collectively, the "Tax Forms"), together with any related documentation delivered in connection therewith, are true, correct and complete as of the date hereof, will be true, correct and complete as of the date and/or dates of the acceptance of this subscription and, as of each such date, do not and will not omit to state any material fact necessary in order to make the statements contained therein not misleading. The Subscriber shall (i) promptly inform the Adviser of any change in such information and (ii) furnish to the Adviser a new properly completed and executed IRS Form W-9, or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, as may be requested from time to time by the Adviser and/or as may be required under the IRS instructions to such forms, the Code or any applicable U.S. Department of Treasury Regulations.

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(b)	Without limiting the foregoing, the Subscriber covenants and agrees to provide promptly, and update periodically, at any times requested by the Company and following any change that may cause information set forth in this Section 15 to become untrue or misleading in any material respect, all information, documentation, certifications and Tax Forms, and verifications thereof that the Company deems necessary to comply with (A) any requirement imposed by Sections 1471–1474 of the Code and any successor provisions thereto, and any U.S. Department of Treasury Regulations, forms, instructions, rules or other guidance issued pursuant thereto and all administrative and judicial interpretations thereof (commonly referred to as FATCA), any similar legislation, regulations or guidance enacted or promulgated by any jurisdiction or international organization which seeks to implement similar automatic exchange of information, tax reporting and/or withholding tax regimes (including the OECD Common Reporting Standard), (B) any intergovernmental agreement between any jurisdictions concerning the collection and sharing of information, and (C) any current or future legislation, regulations or guidance promulgated by or between any jurisdictions or international organizations giving rise to or effect to any item described in clause (A) or (B) (collectively, all of the authorities described in clauses (A), (B) and (C) are referred to herein as "AEOI Regimes"), including information, documentation, certifications and forms (and verifications thereof) that the Company deems necessary:

(i)	to determine the residence, citizenship, country of domicile, incorporation or organization, and any tax status ascribed to the Subscriber and its Beneficial Owners pursuant to AEOI Regimes (including any Tax Forms),

(ii)	to determine whether withholding of tax is required with respect to amounts payable or attributable to the Subscriber pursuant to any AEOI Regime,

(iii)	to satisfy reporting obligations imposed by any AEOI Regime, for the Company to enter into any agreement required pursuant to any AEOI Regime, or

(iv)	to comply with the terms of an agreement referred to in clause (C) on an annual or more frequent basis.

All of the information, documentation, certifications and forms (and verifications thereof) described in this Section 15, collectively with the Tax Forms and any other tax-related information collected pursuant to this Agreement or the other subscription documents, is referred to herein as "Tax Information."

(c)	The Subscriber consents to the disclosure and use of any information provided by the Subscriber for purposes of compliance with the AEOI Regimes and acknowledges and agrees that, for itself, and for and on behalf of its Beneficial Owners and controllers as applicable, it waives, and/or shall cooperate with the Company and the Adviser to obtain a waiver of, the provisions of any law that (A) prohibits the disclosure by the Adviser or the Company, or by any of their respective agents or Affiliates, of the information or documentation requested from the Subscriber, (B) prohibits the reporting of financial or account information by the Adviser or the Company, or by any of their respective agents or Affiliates, required pursuant to AEOI Regimes or (C) otherwise prevents compliance by the Adviser or the Company with their obligations under AEOI Regimes.

Macquarie Infrastructure Income Opportunities Fund

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(d)	The Subscriber acknowledges that if it fails to supply any Tax Information required pursuant hereto on a timely basis or provides any Tax Information that is in any way misleading or incorrect, the Subscriber and/or the Company may be subject to withholding taxes, and the Company and the Adviser may take any action and/or pursue all remedies at their disposal including, without limitation, causing the compulsory withdrawal of the Subscriber from the Company or Transfer of the Shares in accordance with the terms of this Agreement, and the Company, the Adviser and their respective direct or indirect partners, members, managers, officers, directors, employees, agents, service providers and their Affiliates shall, to the fullest extent of the law, have no obligation or liability to the Subscriber with respect to any tax matters or obligations that may be assessed against the Subscriber or its Beneficial Owners. The Subscriber hereby agrees to indemnify and hold harmless each of the Company, the Adviser and their respective agents or Affiliates against any such withholding taxes or any other costs, liabilities or penalties that may arise as a result of the Subscriber's action, inaction or status in connection with any AEOI Regime (including where the Subscriber's failure to provide Tax Information is based on a statutory, regulatory or other prohibition). The Subscriber further acknowledges that its failure to comply with any requirement pursuant to this Section 15 (including a failure based on a statutory, regulatory or other prohibition) may result in the Company being unable to enter into or comply with an agreement required pursuant to an AEOI Regime, or may cause the termination of such an agreement.

(e)	The Subscriber shall promptly notify the Company in writing if any governmental body terminates any agreement entered into with the Subscriber pursuant to any AEOI Regime.

(f)	The Subscriber acknowledges that any Tax Information requested or compiled by the Company, the Adviser or their agents pursuant to this Agreement or any AEOI Regime, may be disclosed to (A) the IRS and U.S. Department of Treasury or any other taxing authority, (B) any other governmental body which collects information pursuant to an applicable AEOI Regime, and (C) any withholding agent where the provision of Tax Information is required by such withholding agent to avoid the application of any withholding tax on any payments to or from the Company.

(g)	The Subscriber further consents to the disclosure of Tax Information concerning the Subscriber and its owners to, and the collection, access, processing and storage of Tax Information concerning the Subscriber and its owners by, affiliates and agents of the Company and the Adviser, and other service providers to any of them, in any jurisdiction, including in the U.S. and in countries outside the EEA, for the purposes of (A) providing services related to any AEOI Regime, and (B) assisting any of them with compliance with any AEOI Regime, including the disclosure by such parties of Tax Information to applicable governmental authorities or international organizations.

(h)	The Subscriber acknowledges that Tax Information can become subject to the legal systems and laws in force in each state or country (A) where it is held, received or stored, (B) from where it is accessed in connection with providing services related to any AEOI Regime or other services, or (C) through which it passes, and such jurisdictions may not have the same data protection laws as the country in which the Subscriber is domiciled.

(i)	If the Subscriber is not a partnership or other pass-through entity for U.S. federal income tax purposes (including a single-member disregarded entity), the Subscriber covenants that it shall not become (by way of election or otherwise) a partnership or other pass-through entity for U.S. federal income tax purposes (including a single-member disregarded entity) without obtaining the Adviser's consent prior to such change in tax status.

Macquarie Infrastructure Income Opportunities Fund

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16.           Indemnity. Unless otherwise agreed by the Company in writing, to the fullest extent not prohibited by law, the Subscriber agrees to indemnify and hold harmless the Company, the Adviser, the Administrator and any director, trustee, officer, partner, member, manager, employee or agent of any such party and each person who controls the Company and each of such entities within the meaning of Section 20 of the Exchange Act (each, an "Indemnitee") from and against any loss, claim, damage, expense or liability due to or arising out of a breach of any representation or warranty or of any breach of or failure to comply with any covenant or undertaking of the Subscriber, or made on the Subscriber's behalf, contained in this Agreement (including the Exhibits hereto) or in any other documents provided by, or on behalf of the Subscriber to the Company in connection with the Subscriber's investment in the Company. Notwithstanding that any representations or warranties made by a nominee, custodian, trustee or person or entity that has the power and authority to act on behalf of or in trust of a Subscriber without separate legal personality are made on behalf of the Subscriber, such indemnity applies to any such nominee, custodian, trustee or other person or entity if such nominee, custodian, trustee or other person or entity has breached the representations in Sections 8(b), 8(c), or 8(y). Notwithstanding anything to the contrary contained herein or in the Company Documents, including, without limitation, as it relates to any indemnification or exculpation of the Adviser or Sub-Adviser, nothing herein or in the Company Documents shall be applied by the Adviser or Sub-Adviser to constitute a waiver of any such person's non-waivable federal fiduciary duties to the Company under the Advisers Act.

17.           Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of, the parties hereto and shall, if the Subscriber consists of more than one person and/or entity, be the joint and several obligation of all such persons or entities. However, to the fullest extent permitted by law, the Subscriber shall not Transfer this Agreement or any of its rights in, to or under this Agreement without the prior written consent of the Company, and any such attempted Transfer without the prior written consent of the Company shall be void and without force or effect. Notwithstanding the foregoing, the Subscriber acknowledges that the Company may pledge, charge, mortgage, assign, Transfer and grant to a lender security interests in this Agreement and/or any of its rights in, to or under this Agreement.

18.           Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by electronic mail and confirmed, or three (3) Business Days after being mailed, first-class postage prepaid, (i) if to the Subscriber, to it at the address (including e-mail address) set forth below its signature, or to such other address (including e-mail address) as it shall have furnished to the Company in writing, and (ii) if to the Company, to it at Macquarie Infrastructure Income Opportunities Fund (e-mail: MIIOInvestor@macquarie.com) or to such other address (including e-mail address), as the Company shall have furnished to the Subscriber in writing; provided, that any notice to the Company shall be effective only if and when received by the Company.

19.           Power of Attorney. Subject only to the acceptance of this Agreement by the Company, the Subscriber hereby makes, constitutes and appoints the Company, with full power of substitution, its true and lawful representative and attorney-in-fact, and its agent, with full power and authority in its name, place and stead, to make, execute, verify, sign, acknowledge, record, deliver, swear to, publish and/or file (i) any certificate or other document required to effect the formation, continuation, qualification, winding up or dissolution of the Company in accordance with the terms of the Declaration of Trust or Bylaws or which Company Counsel deems necessary to comply with any U.S. federal, state or other law applicable to the Company, (ii) any certificate or documents necessary or advisable for the Company to continue as a BDC, (iii) any amendments to the Declaration of Trust or Bylaws or any of the foregoing adopted or otherwise made in accordance with the provisions of the Declaration of Trust or Bylaws, (iv) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement and (v) any other instruments authorized by the Declaration of Trust or Bylaws. To the fullest extent permitted by law, this power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the Subscriber's subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution, regardless of whether the Company has had notice thereof, and shall survive the delivery of an assignment by the Subscriber of the whole or any portion of its Shares, except that where the assignee thereof has been approved by the Company, this power of attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Company to execute, acknowledge and file any instrument necessary to effect such substitution.

20.           Disclosure of Information. The Subscriber acknowledges and agrees that each of the Company, the Administrator, the Adviser and/or the Sub-Adviser may disclose to each other, any Affiliate, any other service provider to the Company or any regulatory body in any applicable jurisdiction to which any of the Company, the Administrator, the Adviser and/or the Sub-Adviser is or may be subject, copies of its subscription application/documents and any information concerning the Subscriber in their respective possession, whether provided by the Subscriber to the Company, the Administrator, the Adviser and/or the Sub-Adviser or otherwise, including details of its holdings in the Company, historical and pending transactions in the Shares and the values thereof, and any such disclosure shall not be treated as a breach of any restriction upon the disclosure of information imposed on any such person by law or otherwise.

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BDC Subscription Agreement – Page 19

Confidential, Proprietary and Trade Secret

21.           Confidentiality. The Subscriber acknowledges that the Memorandum and other information relating to the Company (the "Confidential Information") have been submitted to the Subscriber on a confidential basis for use solely in connection with its consideration of the purchase of Shares. In addition, Confidential Information includes non-public information regarding the Adviser, or their Affiliates, and any other investment vehicles whose investment adviser is the Adviser or an Affiliate of the Adviser. The Subscriber agrees to comply with all laws, including securities laws, concerning Confidential Information, and the Subscriber agrees that it shall not trade in the securities of any issuer about which it receives material non-public information under this Agreement or in the Subscriber's capacity as a holder of Shares and shall refrain from such trading until any material non-public information no longer constitutes material non-public information. The Subscriber agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Subscriber shall not (i) reproduce the Memorandum or any other Confidential Information, in whole or in part, or (ii) disclose the Memorandum or any other Confidential Information to any person who is not the Subscriber's officer or employee who is involved in its investments, partner (general or limited) or Affiliate (it being understood and agreed that if the Subscriber is a pooled investment fund, the Subscriber shall only be permitted to disclose the Memorandum or other Confidential Information if the Subscriber has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 21 and the Subscriber remains liable for any breach of this Section 21 by the Subscriber's investors), except to the extent such information is (x) in the public domain (other than as a result of any action or omission by the Subscriber or any person to whom the Subscriber has disclosed such information) or (y) required by applicable law or regulation to be disclosed, in which case the Subscriber shall first notify the Company of such requirement (unless such notification is prohibited by law) so that the Company may pursue a protective order or other appropriate remedy or waive compliance with the terms of this Section 21, and if a protective order or other appropriate remedy is not obtained, or if the Company waives compliance with the terms of this Section 21, then the Subscriber shall disclose only that portion of Confidential Information that the Subscriber is advised by counsel is legally required to be disclosed and shall use its commercially reasonable efforts to protect the confidentiality of such information disclosed, including by requesting that such information be accorded confidential treatment. The Subscriber further agrees to return the Memorandum and any other Confidential Information upon the Company's request therefor. The Subscriber hereby represents and warrants that, except as previously disclosed to the Adviser or the Company in writing, (A) it is not subject to any law, statute, governmental rule or regulation or judicial or governmental order, judgment or decree requiring it to disclose any information or materials (whether or not Confidential Information) relating to any of the Company or its Affiliates or any investors therein, (B) it is not required by any law, statute, governmental rule or regulation or judicial or governmental order, judgment or decree or any agreement or contract to obtain any consent or approval prior to agreeing to be bound by the confidentiality covenants set forth herein or in any Company Documents, and (C) any information provided at the direction or request of the Subscriber shall be treated for purposes hereof and for purposes of any applicable Company Documents as instead having been provided to such person by the Subscriber, and such deemed disclosure by the Subscriber shall be subject to all of the limitations and other provisions in this Agreement and the Company Documents relating to Confidential Information. The Subscriber acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this Section 21 by the Subscriber and that, in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Nothing in this Agreement shall be construed to (1) prohibit any person from reporting possible violations of applicable law or regulation to any governmental agency or entity, or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, or (2) require any such person to notify the Company that it has made such reports or disclosures.

22.           Third-Party Rights. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and the Company's successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person. Except for any lender that provides financing and/or to the extent otherwise agreed by the Subscriber in writing, a person who is not party to this Agreement has no right to enforce directly any term of this Agreement; provided, that each Indemnitee may enforce directly his, her or its rights pursuant to Section 16 of this Agreement. Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement (including any Indemnitee) is not required for any variation of, amendment to, or release, rescission or termination of, this Agreement.

Macquarie Infrastructure Income Opportunities Fund

BDC Subscription Agreement – Page 20

Confidential, Proprietary and Trade Secret

23.           No Joint Liability Among the Company, the Adviser, the Sub-Adviser and the Administrator. The Company shall not be liable for the fulfillment of any obligation of the Adviser, the Sub-Adviser or the Administrator under or in connection with this Agreement. The Adviser shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Company, the Sub-Adviser or the Administrator under or in connection with this Agreement. The Sub-Adviser shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Company, the Adviser or the Administrator under or in connection with this Agreement. The Administrator shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Company, the Adviser or the Sub-Adviser under or in connection with this Agreement. There shall be no joint and several liability of the Company, the Adviser, the Sub-Adviser and the Administrator for any obligation under or in connection with this Agreement.

24.           General.

(a)	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement shall be governed by the laws of the State of New York.

(b)	UNLESS OTHERWISE AGREED BY THE COMPANY IN WRITING, THE SUBSCRIBER AND THE COMPANY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THE COMPANY, THE ADVISER (OR THEIR RESPECTIVE PARTNERS, MEMBERS, MANAGERS, OFFICERS, PRINCIPALS, DIRECTORS, EMPLOYEES, AGENTS, CONSULTANTS OR AFFILIATES, IN THEIR CAPACITY AS SUCH OR IN ANY RELATED CAPACITY) OR THE COMPANY, IN ANY WAY RELATING TO THE COMPANY, THIS AGREEMENT OR ANY COMPANY DOCUMENTS.

(c)	Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(d)	No Conflict. The execution and delivery of and/or adherence to, as applicable, this Agreement by or on behalf of the Subscriber, the consummation of the transactions contemplated hereby and the performance of the Subscriber's obligations under any Subscription Agreement will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Subscriber, or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties is bound, or any U.S. or non-U.S. permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Subscriber or the Subscriber's business or properties.

(e)	Successors and Assigns. This Agreement, to the extent accepted by the Company, will be binding upon the Subscriber's heirs, legal representatives, successors and permitted assigns.

(f)	Headings and Construction. Section headings and other headings contained in this Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement. The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions in any case where such phrase is not otherwise used.

Macquarie Infrastructure Income Opportunities Fund

BDC Subscription Agreement – Page 21

Confidential, Proprietary and Trade Secret

TRANSFER RESTRICTIONS

This Annex 1 is attached to and made a part of the Agreement with the Subscriber, and by signing this Agreement the Subscriber expressly agrees to be bound by the transfer restrictions contained in this Annex 1. Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

The Subscriber may not Transfer any of its Shares without the express written consent of the Company, which may be granted or withheld in the sole discretion of the Adviser.

Transfers of Shares may be made (i) only in transactions exempt from, or not subject to, the registration requirements of the Securities Act, (ii) to transferees that satisfy the applicable investor eligibility standards for the purchase of the Shares, as determined in the sole discretion of the Adviser, and (iii) upon receipt of approval of such Transfer by the Adviser, which may be granted or withheld in the sole discretion of the Adviser. Without limiting the generality of the foregoing, the Company may deny a Transfer (x) if such Transfer would constitute or result in a non-exempt "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code, or would result in any portion of the assets of the Company being deemed to constitute "plan assets" subject to ERISA or Section 4975 of the Code, or (y) unless, in the opinion of counsel (who may be Company Counsel) satisfactory in form and substance to the Company, such Transfer has been registered under the Securities Act in a transaction exempt from or not subject to the registration requirements thereunder, an exemption from registration is available or such sale or disposition is made in accordance with the provisions of Regulation S under the Securities Act and such Transfer does not violate any state (or other jurisdiction) securities or "blue sky" laws applicable to the Company or the Shares to be transferred.

No Transfer will be effectuated except by registration of the Transfer on the Company's books. Each transferee must agree to be bound by these restrictions and all other obligations as a Shareholder of the Company.

The Company shall not recognize for any purpose any purported Transfer of all or any portion of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to such transferor, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (1) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement and its agreement to be bound thereby, and (2) represents that such Transfer was made in accordance with this Agreement, the Company Documents, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.

Annex 1

Confidential, Proprietary and Trade Secret

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of _________, 202__.

Subscriber Signature Page

IN WITNESS WHEREOF, the undersigned has executed this Agreement for the purchase of Shares in the Company and (i) confirms that the representations made herein are true statements and (ii) to the extent consistent with the election made in Exhibit E to this Agreement, confirms its consent to electronic receipt of the Company's Privacy Notice and Form 1099 statements in respect of its Shares in the Company pursuant to Exhibit E to this Agreement.

SUBSCRIPTION

$
Investment Amount

Name of Subscriber

Signed by:

(Title, if applicable)

Share Class:

Class J ☐ ($25,000 minimum investment)

Subscriber's Social Security or Federal Tax Identification No.:

Is the party signing this document acting as a nominee or custodian for another person or entity? Yes ☐ No ☐

If, to the knowledge of the Subscriber, the Subscriber is controlled by, controls or is under common control with any other Shareholder of the Company, please identify below such other Shareholder(s) and describe the relationship between the Subscriber and such other Shareholder(s) (or attach a supplemental sheet describing the same):

Is the Subscriber a Macquarie Group employee or affiliate?

Yes ☐ No ☐

Is the Subscriber a Foreign Person?

Yes ☐ No ☐

☐ The Subscriber is an "investment company" within the meaning of the Investment Company Act or an entity that would be an "investment company" but for the exception provided for in Section 3(c)(1) or 3(c)(7) thereof.

☐ Check this box if you wish to opt out of the Company's dividend reinvestment plan (the "Dividend Reinvestment Plan") as described in the Company's Private Placement Memorandum.

Please list Type of Entity (e.g., individual, corporation, estate, trust, partnership, exempt organization, nominee, custodian) and check the applicable box(es) below, if any:

Individual Investor Type:

☐ Individual	☐ Tenants in Common
☐ Joint Tenants with Rights of Survivorship	☐ Joint Tenants
☐ Community Property	☐ Individual 401(k) Account
☐ Individual Retirement Account – Roth	☐ Individual Retirement Account - Rollover
☐ Individual Retirement Account - SEP

Entity Investor Type:

☐ Taxable Trust	☐ Grantor Trust
☐ Other Disregarded Entity	☐ Tax-Exempt Trust
☐ Corporation	☐ Keogh Plan
☐ Partnership	☐ LLC – Partnership
☐ LLC – S-Corp.	☐ S-Corporation
☐ Foundation/Endowment	☐ C-Corporation
☐ Fund of Hedge Fund	☐ Charity/Welfare Organization
☐ Insurance Company	☐ Employee Benefit Plan
☐ Private Equity	☐ Taft Hartley Plan
☐ Pension Plan	☐ Qualified Pension Plan and Profit Sharing Plan
☐ Estate Name of Executor: ______________________
☐ Other: ________________________________________________

☐  If the Subscriber is a "FOIA Subscriber" as such term is defined in Section 8(p) of this Agreement.

Country of residence for U.S. federal income tax purposes*

___________________________________________

State of residence for U.S. federal income tax purposes:

___________________________________________

Macquarie Infrastructure Income Opportunities Fund
Subscriber's Signature Page

Confidential, Proprietary and Trade Secret

SUBSCRIBER INFORMATION

Fed wire instructions for cash distributions:

Bank Name:
ABA#/SWIFT#:
Account Name:
Account Number:
Contact Name:
For Further Credit to Account Name:
For Further Credit to Account Number:

Bank Account Type:

Checking ☐

Savings ☐

Contact person (to receive e-mail copies of all correspondence, including distribution notices, tax information, information related to annual meetings, general correspondence and legal documents). This address will be included in the books and records of the Company and will be used for purposes of providing notices to the Subscriber:

Name:
Phone Number:
E-mail Address:
Address:

Interested Parties:

The Subscriber hereby authorizes the Company to send any and all information about the Subscriber's investment in the Company to the Interested Parties identified below. This contact information may be updated and communicated to the Company from time to time.

Name:
Address:
Contact Type (e.g., Primary, Legal, Tax)

Authorized Signors:

Please provide the information requested in the table below for the authorized signors in connection with the investment.

Authorized Signatory Name	Address	Date of Birth	Tax ID (SSN, or if non- U.S., indicate nationality)

Macquarie Infrastructure Income Opportunities Fund
Subscriber Information - Page 1

Confidential, Proprietary and Trade Secret

WIRE INFORMATION FOR FUNDING

In connection with the submission of the Subscription Agreement, Subscribers are asked to submit funds via wire transfer in the amount of their requested subscription amount to the following bank account. The Company has the full right to accept or reject a subscription in its sole discretion. The Company also has the right to cease accepting subscriptions at any time without notice. If a Subscriber's subscription is rejected, the Company will promptly return any funds provided by the Subscriber, without interest, by wire transfer to an account designated by the Subscriber.

Wells Fargo Bank

333 Market Street

San Francisco, CA 94105

ABA: 121000248

SWIFT: WFBIUS6S

DDA: 2020050842775

FFC: Macquarie Infrastructure Income Opportunities Fund

Macquarie Infrastructure Income Opportunities Fund
Subscriber Information - Page 2

Confidential, Proprietary and Trade Secret

Beneficial Owners:

Please provide the information requested in the table and questions below for the beneficial owners of the Subscriber.

Beneficial Owner Name	Address	Nationality	Date of Birth	Tax ID (SSN, or if non-U.S., indicate nationality)	Ownership Percentage in Subscriber	Individual Entity?[1]

1 For purposes of this question, an individual includes an IRA or 401k account.

1.	Are any of the beneficial owners described above spouses, brothers or sisters (whether by whole or half-blood), ancestors or lineal descendants??

Yes ☐ No ☐

If yes, please describe such relationships:

2.	To the best of the Subscriber's knowledge, as of the date hereof, are the beneficial owners of the Subscriber (disregarding the current investment) currently investors in the Company either directly or indirectly?

Yes ☐ No ☐

3.	If any beneficial owner (or his or her spouse, brothers or sisters (whether by whole or half-blood), ancestors or lineal descendants) is currently an investor in the Company, please identify any such other investor and describe such beneficial owner's and/or related person's cumulative interest in the Company (disregarding the current investment) based on direct and indirect ownership.

Please note that if any information is requested to be delivered to a party other than the Subscriber, the Adviser will retain sole discretion over whether such additional party may receive the information and/or whether such additional party may be required to execute a confidentiality agreement in connection therewith.

Tax Matters:

1.	Is the Subscriber (i) a U.S. federal, state or local government (or any political subdivision, agency or instrumentality thereof, including any entity exempt from tax under Section 115 of the Code); (ii) any organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code; (iii) an entity referenced in Section 54(j)(4) of the Code; or (iv) any real estate investment trust as defined in Section 856(a) of the Code?

Yes ☐ No ☐

If the question above was answered "Yes," please indicate which of the above clauses (i)-(iv) is applicable in the space below:

__________________________________________________________

2.	Is the Subscriber one of the following: (i) a natural person, (ii) a trust, any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust), or (iii) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in the foregoing clause (ii) (e.g., a limited liability company with a single member)?

Yes ☐ No ☐

Macquarie Infrastructure Income Opportunities Fund
Subscriber Information - Page 3

Confidential, Proprietary and Trade Secret

3.	Is the Subscriber either (i) a "qualified foreign pension fund" [1] as described in Section 897(l) of the Code or (ii) an entity, all the interests of which are held by a "qualified foreign pension fund" as described in Section 897(l) of the Code?

Yes ☐ No ☐

4.	Is the Subscriber eligible under Section 892 of the Code (including any entity treated as a flow through vehicle for U.S. federal income tax purposes that itself has partners, members or owners that are eligible under Section 892 of the Code)?

Yes ☐ No ☐

If the box above is checked "Yes," the Subscriber is required to fill in and sign and date Form W-8EXP in accordance with the instructions to such form and, in the event that any applicable reduction or exemption from U.S. federal withholding tax is claimed, is required to provide all applicable attachments or addenda as required to claim such exemption or reduction.

5.	If the Subscriber's tax year ends on a date other than December 31, please indicate such date below:

______________________________

6.	Is the Subscriber a tax resident of Germany?

Yes ☐ No ☐

Subscriber Type of Organization for Form PF Reporting:

The Subscriber represents that it is one of the below types of organizations (please check only one). Note that for purposes of Form PF and this item, "Form PF US Person" means any person that is a "U.S. Person" as defined in Rule 902 of Regulation S, except that any discretionary account or similar account that is held for the benefit of a United States person by a dealer or other professional fiduciary is a United States person if the dealer or professional fiduciary is a related person of the Adviser and is not organized, incorporated, or (if an individual) resident in the United States.

______	(1)	a broker-dealer that is a Form PF US Person;

______	(2)	a broker-dealer that is not a Form PF US Person;

______	(3)	an insurance company that is a Form PF US Person;

______	(4)	an insurance company that is not a Form PF US Person;

______	(5)	an investment company registered with the U.S. Securities and Exchange Commission;

______	(6)	a private fund[2] that is not advised by the Adviser, the Sub-Adviser or any of their affiliates;

[1]	For these purposes, a "qualified foreign pension fund" is a corporation, trust or other arrangement which (1) is created or organized outside of the United States, (2) is established to provide retirement or pension benefits to current or former employees of one or more employers in consideration for services rendered, (3) does not have a single participant or beneficiary with a right to more than 5 percent of its assets or income, (4) is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates and (5) with respect to which, under the laws of the country in which it is established or operates, contributions to it are deductible or excluded from gross income of the fund or taxed at a reduced rate, or taxation of its investment income is deferred or such income is taxed at a reduced rate.

[2]	For purposes of Form PF and this item, "private fund" means an issuer that would be an "investment company" as defined in Section 3(a) of the Investment Company Act if it were not exempt from such definition due to Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Macquarie Infrastructure Income Opportunities Fund
Subscriber Information - Page 4

Confidential, Proprietary and Trade Secret

______	(7)	a private fund [2] that is advised by the Adviser, the Sub-Adviser or any of their affiliates;

______	(8)	a non-profit (i.e., 501(c) or equivalent) organization that is a Form PF US Person;

______	(9)	a non-profit organization that is not a Form PF US Person;

______	(10)	a U.S. pension plan (excluding U.S. state or municipal governmental pension plans);

______	(11)	a non-U.S. pension plan (plans and funds that are not U.S. private or governmental pension plans);

______	(12)	a banking or thrift institution that is a Form PF US Person;

______	(13)	a banking or thrift institution that is not a Form PF US Person;

______	(14)	a U.S. state or municipal government entity;[3]

______	(15)	a U.S. state or municipal governmental pension plan;

______	(16)	a sovereign wealth fund or foreign official institution (excluding pension funds);

______	(17)	an entity that is not a Form PF US Person and about which the beneficial ownership information is not known and cannot reasonably be obtained because the beneficial interest is held through a chain involving one or more third-party intermediaries; or

______	(18)	none of the above. Please describe the type of investor and why it does not qualify for any of the listed categories:

.

[3]	For purposes of this item, "government entity" means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority, or instrumentality thereof; and (iii) any officer, agent, or employee of the state or political subdivision or any agency, authority, or instrumentality thereof, acting in their official capacity.

Macquarie Infrastructure Income Opportunities Fund
Subscriber Information - Page 5

EXHIBIT A

ACCREDITED INVESTOR STATUS

The Subscriber hereby represents and warrants, pursuant to Section 8(l) of the attached Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth below directly next to which the Subscriber or its authorized representative has checked the corresponding category or categories. Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

For Individual Investors:

______	(1)	The Subscriber is a natural person (or a 401(k)/IRA Subscriber directed by and for the benefit of a single natural person) whose net worth,[1] either individually or jointly with such person's spouse or spousal equivalent,[2] exceeds $1,000,000.

______	(2)	The Subscriber is a natural person (or a 401(k)/IRA Subscriber directed by and for the benefit of a single natural person) who (a) either had (i) individual income in excess of $200,000 in each of the previous two calendar years or (ii) joint income with that person's spouse or spousal equivalent[2] in excess of $300,000 in each of the previously two calendar years and (b) reasonably expects to reach the same income level in the current calendar year.

______	(3)	The Subscriber is a natural person (or a 401(k)/IRA Subscriber directed by and for the benefit of a single natural person) holding in good standing a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82), or a Licensed Investment Adviser Representative license (Series 65).

______	(4)	a natural person "family client" of a "family office" (each such term as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, and the rules and regulations promulgated thereunder), where: (A) the family office has total assets under management in excess of $5,000,000; (B) the family office is not formed for the specific purpose of acquiring interests in the Company; and (C) the natural person family client's purchase of an interest in the Company offered is directed by the family office, which has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of an investment in such interest.

For Entity Investors:

______	(5)	The Subscriber is an entity which falls within one of the following categories of accredited investor set forth in Rule 501(a) of Regulation D under the Securities Act:

[1]	In calculating the Subscriber's net worth: (a) the Subscriber's primary residence shall not be included as an asset; (b) indebtedness that is secured by the Subscriber's primary residence, up to the estimated fair market value of the primary residence at the time of calculation, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the Subscriber's primary residence in excess of the estimated fair market value of the primary residence at the time of calculation shall be included as a liability. In calculating the Subscriber's joint net worth with the Subscriber's spouse or spousal equivalent, (i) the Subscriber's spouse's or spousal equivalent's primary residence (if different from the Subscriber's own) and indebtedness secured by such primary residence shall be treated in a similar manner and (b) joint net worth can be calculated as the aggregate net worth of the Subscriber and such Subscriber's spouse or spousal equivalent (i.e., the assets included in such joint net worth calculation need not be held jointly by the Subscriber and such Subscriber's spouse or spousal equivalent).

[2]	Rule 501(j) under the Securities Act defines a "spousal equivalent" as a cohabitant occupying a relationship generally equivalent to that of a spouse.

Macquarie Infrastructure Income Opportunities Fund
Accredited Investor Status – Exhibit A-1

Confidential, Proprietary and Trade Secret

______	(a)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or a fiduciary capacity.

______	(b)	A broker or dealer registered pursuant to Section 15 of the Exchange Act.

______	(c)	The Subscriber is an investment adviser (a) registered pursuant to Section 203 of the Investment Advisers Act, (b) registered pursuant to the laws of a state within the United States or (c) relying on the exemption from registration with the U.S. Securities and Exchange Commission under Section 203(l) or 203(m) of the Investment Advisers Act.

______	(d)	An insurance company as defined in Section 2(a)(13) of the Securities Act.

______	(e)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act.

______	(f)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

______	(g)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended.

______	(h)	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

______	(i)	An employee benefit plan within the meaning of Title I of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons or entities that are accredited investors as described in one or more of the categories set forth in items 1 through 5 of this Exhibit A.

______	(j)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act.

______	(k)	An organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

______	(l)	A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a "sophisticated person" (meaning a person that has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company) as described in Section 506(b)(2)(ii) of Regulation D under the Securities Act.

______	(m)	An entity type not listed above, not formed for the specific purpose of acquiring the securities offered and owning investments in excess of $5,000,000.

______	(n)	A "family office" (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, and whose purchase of the Shares is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Shares.

Macquarie Infrastructure Income Opportunities Fund
Accredited Investor Status – Exhibit A-2

Confidential, Proprietary and Trade Secret

______	(o)	A "family client" (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a "family office" meeting the requirements of the immediately preceding category, whose purchase of the Shares is directed by such family office.

______	(6)	The Subscriber is a revocable grantor trust and (a) each grantor of the trust has the power to revoke the trust at any time and regain title to the trust assets, (b) the grantors may amend the trust at any time and (c) each grantor is an accredited investor as described in one or more of the categories set forth in items 1 through 4 above. Note: a revocable grantor trust may hold assets below $5,000,000 and still qualify as an accredited investor if the conditions in (a) – (c) are satisfied.

______	(7)	The Subscriber is an entity (other than a trust) in which all of the equity owners are accredited investors as described in one or more of the categories set forth in items 1 through 4 of this Exhibit A.

For Non-U.S. Investors:

______	(8)	The Subscriber is not described in any of the categories set forth above but is not a U.S. Person (as defined below).

U.S. Person Status

The Subscriber hereby represents and warrants, pursuant to Section 8(l) of the attached Subscription Agreement, that he, she or it is a "U.S. Person" set forth in Rule 902(k) of Regulation S under the Securities Act.

☐ Check this box if the Subscriber is not a U.S. Person, as set forth below.

Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

A "U.S. Person" is defined for the purposes of Rule 902(k) of Regulation S under the Securities Act as any of the following:

(a)            A natural person resident in the United States of America, its territories and possessions, any state of the United States, or the District of Columbia (the "United States").

(b)            A partnership or corporation organized or incorporated under the laws of the United States.

(c)            An estate of which any executor or administrator is a U.S. Person, unless, in the case of an estate of which any professional fiduciary acting as executor or administrator is a U.S. Person, the estate is governed by laws of a jurisdiction other than the United States and an executor or administrator who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate.

(d)            A trust of which any trustee is a U.S. Person, unless, in the case of a trust of which any professional fiduciary acting as trustee is a U.S. Person, a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person.

(e)            An agency or branch of a non-United States entity located in the United States.

(f)            A non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person.

(g)            A discretionary account or similar account (other than an estate or trust) held by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States unless such account is held for the benefit or account of a non-U.S. Person.

Macquarie Infrastructure Income Opportunities Fund
Accredited Investor Status – Exhibit A-3

Confidential, Proprietary and Trade Secret

(h)            A partnership or corporation (i) organized or incorporated under the laws of any jurisdiction other than the United States and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Regulation D under the Securities Act) who are not natural persons, estates or trusts.

Macquarie Infrastructure Income Opportunities Fund
Accredited Investor Status – Exhibit A-4

EXHIBIT B

INVESTMENT COMPANY ACT MATTERS

Unless otherwise indicated, capitalized terms used without definition in this Exhibit shall have the respective meanings specified in the attached Subscription Agreement.

Investment Company Act Matters:

(a)	The Subscriber is one of the following:

1.	an "investment company," as defined in Section 3(a) of the Investment Company Act, registered or required to be registered under the Investment Company Act;

2.	an "employees' securities company," as defined in Section 2(a)(13) of the Investment Company Act; or

3.	a "business development company," as defined in Section 2(a)(48) of the Investment Company Act.

☐ True                     ☐ False

(b)	The Subscriber would be an "investment company" as defined in Section 3(a) of the Investment Company Act if it were not exempt from such definition due to Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

☐ True                     ☐ False

(c)	The Subscriber was not formed or reformed (as interpreted under the Investment Company Act) for the purpose of acquiring Shares of the Company.

☐ True                     ☐ False

(d)	The Subscriber's investment in the Company is less than forty percent (40%) of the Subscriber's assets (including committed capital).

☐ True                     ☐ False

(e)	The Subscriber has made investments prior to the date hereof or intends to make investments in the near future and each beneficial owner of interests in the Subscriber has shared and will share in the same proportion in each such investment (e.g., no beneficial owner of the Subscriber may vary its interests in different investments made by or on behalf of the Subscriber).

☐ True                     ☐ False

(f)	The governing documents of the Subscriber require that each beneficial owner of the Subscriber including, but not limited to, shareholders, partners and beneficiaries, participate through his, her or its interest in the Subscriber in all of the Subscriber's investments and that the profits and losses from each such investment are shared among such beneficial owners in the same proportions as all other investments of the Subscriber. No such beneficial owner may vary his, her or its share of the profits and losses or the amount of his, her or its contribution for any investment made by the Subscriber.

☐ True                     ☐ False

(g)	The Subscriber is not managed as a device for facilitating individual investment decisions of its beneficial owners, but rather is managed as a collective investment vehicle (e.g., no beneficial owner of the Subscriber has the right to "opt out" of an investment or has individual discretion over the amount of his, her or its investment).

☐ True                     ☐ False

Macquarie Infrastructure Income Opportunities Fund
Investment Company Act Matters – Exhibit B-1

(h)	If the Subscriber answered "False" to any of paragraphs (c), (d), (e), (f) or (g) above, the Subscriber hereby makes the representations, warranties and covenants listed in footnote 1.[1]

[1]	The Subscriber further represents, warrants and covenants with respect to each beneficial owner of the Subscriber's securities (each, a "Beneficial Owner") that: (i) the Subscriber is sufficiently familiar with each such Beneficial Owner's regulatory status and/or Investment ownership to make representations on each such Beneficial Owner's behalf; (ii) each such Beneficial Owner is sufficiently qualified in such Beneficial Owner's own right to make a direct investment in the Company under the requirements set forth in this Exhibit B (i.e., as an "accredited investor" to the extent the Subscriber meets any such qualification on its own right as indicated herein); (iii) the Company may rely on the Subscriber's representations on behalf of each such Beneficial Owner hereunder to the same extent as if each such Beneficial Owner had completed this Exhibit B; and (iv) the Subscriber shall permit no direct or indirect changes in beneficial ownership in the Subscriber that at any time would result in any of the representations contained in clauses (i) through (iii) ceasing to be true or, to the extent the Subscriber has provided a number of deemed beneficial owners above in (j), that at any time would increase the number provided.

Macquarie Infrastructure Income Opportunities Fund
Investment Company Act Matters – Exhibit B-1

Confidential, Proprietary and Trade Secret

EXHIBIT C

PLAN INVESTOR REPRESENTATIONS

The Subscriber hereby represents and warrants, pursuant to Section 8(o) of the attached Agreement, as set forth below. Subscribers for whom the answer to items 1, 2, 3, 4 or 5 below is "Yes" shall be referred to in this Exhibit C and the Subscription Agreement as "Plan Investors." Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

☐ Yes ☐ No	1. The Subscriber is, or is acting on behalf of: (a) an "employee benefit plan" within the meaning of Section 3(3) of ERISA, that is subject to Part 4 of Subtitle B of Title I of ERISA; (b) a "plan" within the meaning of Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code (including individual retirement accounts); or (c) any other entity or account (including an insurance company general account) that is deemed under the U.S. Department of Labor regulation codified at 23 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA to hold the assets of a plan described in (a) or (b) (each, a "Benefit Plan Investor").

If the Subscriber answered "No" to this item 1 (i.e., the Subscriber is not a Benefit Plan Investor), it represents that it will not be a Benefit Plan Investor for so long as the Subscriber holds an interest in the Company, and will promptly notify the Company in writing in the event it ever becomes, or there is any reason to believe that it will become, a Benefit Plan Investor.

☐ Yes ☐ No	2. The Subscriber is, or is acting on behalf of, a "governmental plan" within the meaning of Section 3(32) of ERISA, a non-U.S. plan (established and maintained outside of the United States primarily for the benefit of individuals substantially all of whom are non-residents of the United States), or another plan or retirement arrangement that is not subject to Part 4 of Subtitle B of Title I of ERISA and with respect to which Section 4975 of the Code does not apply or a partnership, limited liability company or other entity or account that is deemed to hold the assets of such a governmental plan, non-U.S. plan or other plan or retirement arrangement under applicable law (each, an "Other Plan Investor").

☐ Yes ☐ No	3. The Subscriber is, or is acting on behalf of, a "church plan" within the meaning of Section 3(33) of ERISA.

☐ Yes ☐ No	If the answer to this item 3 is "Yes", has the Subscriber elected to be subject to ERISA?

☐ Yes ☐ No	4. The Subscriber is, or is acting on behalf of, an entity or account described under 29 C.F.R. § 2510.3-101(h) (such as, for example, a group trust, a bank common or collective trust or certain insurance company separate accounts).

☐ Yes ☐ No	5. The Subscriber is, or is acting on behalf of, an insurance company general account, the underlying assets of which are plan assets of a Benefit Plan Investor.

If the Subscriber answered "No" to this item 5 (i.e., the Subscriber's assets are not plan assets of any Benefit Plan Investor), it represents that its assets will not include assets of a Benefit Plan Investor for so long as the Subscriber holds an interest in the Company, and will promptly notify the Company in writing in the event it ever holds, or there is any reason to believe that it will hold, plan assets of a Benefit Plan Investor.

☐ Yes ☐ No	6. The Subscriber is (a) a person or entity who has discretionary authority or control with respect to the assets of the Company, (b) a person or entity who provides investment advice for a fee (direct or indirect) with respect to the assets of the Company, or (c) an "affiliate" (within the meaning of 29 C.F.R. Section 2510.3-101(f)(3)) of a person or entity described in (a) or (b).

Macquarie Infrastructure Income Opportunities Fund
Plan Investor Representations – Exhibit C-1

Confidential, Proprietary and Trade Secret

7. If the answer to any of items 1, 2, 3, 4 or 5 above is "Yes," the Subscriber hereby represents, warrants and covenants to and agrees with the Company that:

(a)	The Plan Investor's decision to invest in the Company was made on an arms' length basis by duly authorized fiduciaries in accordance with the Plan Investor's governing documents, which fiduciaries (each a "Plan Fiduciary") (i) are independent of the Company, the Adviser, the Sub-Adviser and their respective affiliates, (ii) are capable of evaluating investment risks and exercising independent judgment with regard to the Plan Investor's prospective investment in the Company and (iii) are fiduciaries under ERISA and/or the Code or any other U.S. federal, state or local or non-U.S. law substantially similar to ERISA or Section 4975 of the Code ("Similar Law"), as applicable, with respect to the decision to invest in the Company;

(b)	None of the Company, the Adviser, the Sub-Adviser or any of their respective affiliates has undertaken to provide any advice or recommendation to any Plan Fiduciary, including in a fiduciary capacity, and no such advice nor any such recommendation was relied upon by any Plan Fiduciaries in deciding to invest in the Company. Such Plan Fiduciaries have considered any fiduciary duties or other obligations arising under ERISA, Section 4975 of the Code and any Similar Law, including any regulations, rules and procedures issued thereunder and related judicial interpretations, in determining to invest in the Company, and such Plan Fiduciaries have independently determined that an investment in the Company is consistent with such fiduciary duties and other obligations;

(c)	No discretionary authority or control was exercised by the Company, the Adviser, the Sub-Adviser or any of their respective affiliates in connection with the Plan Investor's investment in the Company. No investment advice was provided to the Plan Investor or the Plan Fiduciary by the Company, the Adviser, the Sub-Adviser or their respective affiliates, including any advice based upon the Plan Investor's investment policies or strategies, overall portfolio composition or diversification with respect to its investment in the Company;

(d)	The Subscriber acknowledges and agrees that the Company does not intend to hold plan assets for the Plan Investor and that none of the Company, the Adviser, the Sub-Adviser or any of their respective affiliates will act as a fiduciary to the Plan Investor under ERISA, the Code or any Similar Law with respect to the Plan Investor's purchase or retention of an interest in the Company or the management or operation of the Company;

(e)	Assuming the assets of the Company are not "plan assets" within the meaning of Section 3(42) of ERISA, the Subscriber's acquisition and holding of interests in the Company will not constitute or result in a non-exempt "prohibited transaction" under ERISA or Code §4975 or a violation of any Similar Law; and

(e)	The information provided in this Exhibit C is true and accurate as of the date hereof, and such information shall remain true and accurate for so long as the Subscriber holds an interest in the Company.

The Subscriber shall notify the Company promptly after obtaining knowledge of the occurrence of any event which invalidates or otherwise renders inaccurate (or will be reasonably expected to invalidate or otherwise render inaccurate) any of the foregoing representations, warranties and covenants.

Macquarie Infrastructure Income Opportunities Fund
Plan Investor Representations – Exhibit C-2

Confidential, Proprietary and Trade Secret

EXHIBIT D

RULE 506(D) MATTERS

The Subscriber1 has not been subject to any Regulation D Rule 506(d) Disqualifying Event.

☐ True	☐ False

Each of the enumerated instances below is a Disqualifying Event for the purposes of the Subscriber's response above. The Subscriber has been subject to a Disqualifying Event if the Subscriber:

(1)	Has been convicted within ten years of the date hereof of any felony or misdemeanor (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)	Is subject to any order, judgment or decree of any court of competent jurisdiction entered within five years of the date hereof that presently restrains or enjoins the Subscriber from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3)	Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that (i) as of the date hereof, bars the Subscriber from (A) association with an entity regulated by such commission, authority, agency or officer, (B) engaging in the business of securities, insurance or banking or (C) engaging in savings association or credit union activities or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten years of the date hereof;

(4)	Is subject to any order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act that as of the date hereof (i) suspends or revokes the Subscriber's registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on the activities, functions or operations of the Subscriber or (iii) bars the Subscriber from being associated with any entity or from participating in the offering of any penny stock;

(5)	Is subject to any order of the SEC entered within five years of the date hereof that presently orders the Subscriber to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws (including, but not limited to Section 17(a)(1) of the Securities Act, Section 10(b) of the Securities Exchange Act, and Section 206(1) of the Investment Advisers Act)or (ii) Section 5 of the Securities Act;

[1]	For the purposes of this question, references to the "Subscriber" shall include any person whose interest in, or relationship to, the Subscriber is deemed to make such person a beneficial owner of the Company's voting securities under Exchange Act Rule 13d-3 and within the meaning of Rule 506(d). Under Rule 13d-3, a person is a beneficial owner of a security if, for among other reasons, such person directly or indirectly has or shares (a) the power to vote or to direct the voting of such security and/or (b) the power to dispose of or direct the disposition of such security.

Macquarie Infrastructure Income Opportunities Fund
Rule 506(d) Matters – Exhibit D-1

Confidential, Proprietary and Trade Secret

(6)	Is, as of the date hereof, suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)	Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years of the date hereof, was the subject of a refusal order, stop order or order suspending the Regulation A exemption, or is presently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8)	Is subject to a U.S. Postal Service false representation order entered within five years of the date hereof or is presently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the U.S. Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Macquarie Infrastructure Income Opportunities Fund
Rule 506(d) Matters – Exhibit D-2

Confidential, Proprietary and Trade Secret

EXHIBIT E

CONSENT TO ELECTRONIC DELIVERY OF THE COMPANY'S PRIVACY NOTICE
AND U.S. INTERNAL REVENUE SERVICE FORM 1099-DIV AND DISCLOSURE STATEMENT

☐	Check this box to confirm that the Subscriber consents to (i) receive annual updates and changes to the Company's "privacy notice" described in Section 8(s) above via e-mail or website and (ii) electronic receipt of Form 1099 statements in respect of its shares in the Company.

As a Shareholder of the Company, the Subscriber hereby consents, notwithstanding anything to the contrary in the Company Documents, to receive U.S. Internal Revenue Service Form 1099-DIV ("Form 1099") in respect of the Company through electronic delivery.

The Subscriber hereby acknowledges the following:

1.	If the Subscriber chooses not to consent to electronic delivery or if the Subscriber subsequently withdraws its consent to electronic delivery, paper copies of Form 1099 will be furnished to the Subscriber, through mail or hand delivery.

2.	This consent applies to each Form 1099 required to be furnished to the Subscriber by the Company after this consent is given until the Subscriber withdraws consent following the procedure set out in paragraph 4 below.

3.	Notwithstanding the Subscriber's consent, the Subscriber is entitled to receive paper Form 1099 statements upon request to the Company in writing at: Macquarie Infrastructure Income Fund, 660 Fifth Avenue, New York, NY 10103, United States, or by email at MacquarieTA@seic.com. The Company will NOT treat the Subscriber's request for paper Form 1099 statements as a withdrawal of consent. If the Subscriber wishes to withdraw consent, the Subscriber understands that it must do so affirmatively.

4.	The Subscriber may withdraw consent by contacting the Company in writing at: Macquarie Infrastructure Income Fund, 660 Fifth Avenue, New York, NY 10103, United States, or by email at MacquarieTA@seic.com. The withdrawal of consent will be effective within 60 days of receipt by the Company and will be confirmed in writing by the Company by mail at the Subscriber's address on record. A withdrawal of consent does not apply to a Form 1099 statement that was furnished electronically before the withdrawal takes effect.

5.	The Company will cease to furnish Form 1099 statements, electronically or otherwise, beginning with the year after the year in which the Subscriber ceases to be a Shareholder of the Company.

6.	The Subscriber can contact the Company by emailing MacquarieTA@seic.com to communicate any changes in its contact information. The Company will email the Subscriber if the contact information for the Company changes.

7.	The Form 1099 statements will be furnished to the Subscriber as a PDF (portable document format) file. The Company will notify the Subscriber via email when Form 1099 statements are available. The Form 1099 statements may need to be printed and attached to a U.S. federal, state, or local income tax return.

8.	Each Form 1099 statement will be available to the Subscriber for at least 12 months following the end of the tax year to which the Form 1099 statement relates or 6 months after the date the Form 1099 statement is issued, whichever is later.

Technical Requirements: The Subscriber may download a free copy of Adobe Acrobat Reader, which will allow the Subscriber to view the Form 1099 statements, by visiting http://get.adobe.com/reader. This page contains information about the system requirements needed to use the software. Alternatively, the Subscriber may be able to use an alternative PDF reader software.

Macquarie Infrastructure Income Opportunities Fund
Consent to Electronic Delivery of the Company's Privacy Notice and U.S. Internal Revenue Service Form 1099-DIV
and Disclosure Statement – Exhibit E-1

Confidential, Proprietary and Trade Secret

EXHIBIT F

PROFESSIONAL CLIENT STATUS

FOR SUBSCRIBERS RESIDENT IN LUXEMBOURG:

Verification of status as a "professional client"

We represent and warrant that we are a "professional client" under Annex III of the Luxembourg law of 5 April 1993 on the financial sector, as amended (the "1993 Law"), and have checked the applicable statements below pursuant to which we qualify. We agree to provide such further information and execute and deliver such documents as the Company or the Adviser may reasonably request to verify that we qualify.

Please check one or more statements, as applicable, below.

We possess the experience, knowledge and expertise to make our own investment decisions and properly assess the risks that it incurs and are one of the following types of client:

☐	A.	An entity which is required to be authorised or regulated to operate in the financial markets (including entities authorised by a European Union member state (a "Member State") under a directive, entities authorised or regulated by a Member State without reference to a directive, and entities authorised or regulated by a non-Member State), such as:

•	a credit institution;

•	an investment firm;

•	any other authorised or regulated financial institution;

•	an insurance company;

•	a collective investment scheme or management company of such a scheme;

•	a pension fund or a management company of such a pension fund;

•	a commodity or commodity derivatives dealer;

•	a "local" (i.e. a local firm as defined under Directive 2006/49/EC); OR

•	any other institutional investor.

☐	B.	A large undertaking meeting two of the following size requirements on a company basis:

• balance sheet total equal to or exceeding:	€20,000,000

• net turnover total equal to or exceeding:	€40,000,000

• own funds total equal to or exceeding:	€2,000,000

☐	C.	A national or regional government, a public body that manages public debt at national or regional level, a central bank, an international and supranational institution (such as the World Bank, the International Monetary Fund, the European Central Bank or the European Investment Bank) or any other similar international organisation.

Macquarie Infrastructure Income Opportunities Fund
Representations for Non-U.S. Persons – Exhibit F-1

Confidential, Proprietary and Trade Secret

☐	D.	Any other institutional investor whose main activity is to invest in the financial instruments specified in Section B of Annex II to the 1993 Law, including entities dedicated to the securitisation of assets or other financing transactions.

☐	E.	The subscriber does not qualify as a professional client pursuant to the statements above but nonetheless wishes to be treated as a professional client, in which case (i) it will be subject to an adequate assessment of its expertise, experience and knowledge by or on behalf of the Manager, (ii) it will be separately informed in writing of the protections and investor compensation rights it may lose and (iii) it will separately state in writing that (x) it is aware of the consequences of losing such protections and (y) it adheres to the status of professional client and satisfies at least two of the following criteria:

•	it has carried out transactions, in significant size, on the relevant market at an average frequency of 10 per quarter over the previous four quarters; or

•	the size of its financial instrument portfolio, defined as including cash deposits and financial instruments, exceeds €500,000; or

•	it works or has worked in the financial sector for at least one year in a professional position, which requires knowledge of the transactions or services envisaged.

PLEASE NOTE: The subscriber acknowledges that, notwithstanding anything to the contrary in this Subscription Agreement, the subscription for a Share shall not be deemed accepted by the Company until the Company has determined, in its sole discretion, that the subscriber satisfies the professional client criteria.

FOR SUBSCRIBERS RESIDENT IN THE UNITED KINGDOM ("UK SUBSCRIBERS") OR EUROPEAN ECONOMIC AREA ("EEA SUBSCRIBERS"):

1.1	We acknowledge that: (i) for the pre-marketing of the Company to potential professional investors domiciled or with a registered office in the European Economic Area ("EEA"), the Adviser was required to comply with the requirements of Directive (EU) 2019/1160 ("CBDF"), and the relevant national implementing legislation; (ii) for the marketing of the Shares to investors domiciled or with a registered office in the EEA, the Company intends to rely on a the national private placement regime ("NPPR") of each EEA member state in which it markets the Shares; and (iii) for the marketing of the Shares to investors domiciled or with a registered office in the United Kingdom, the Adviser has notified the United Kingdom Financial Conduct Authority of its intention to market the Company in accordance with the United Kingdom's NPPR, pursuant to Regulation 59 of the UK Alternative Investment Fund Managers Regulations (UK) 2013. In furtherance thereof, we further represent and warrant to, and agree with, the Adviser as follows:

1.1.1	to the extent the jurisdiction in which we are organised/registered or domiciled is (i) an EEA country, we are a qualified investor within the meaning of Article 2 under (e) of Regulation (EU) 2017/1129 ("Prospectus Regulation") or are otherwise an entity or a person to whom the Shares may lawfully be pre-marketed within the meaning of CBDF under the laws applicable to such pre-marketing and / or marketed under the relevant NPPR under the laws applicable to such marketing; or (ii) the United Kingdom, the undersigned is a professional client within the meaning of Article 2(1)(8) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018;

1.1.2	the individual signing this Subscription Agreement on behalf of us is: (i) not acting in relation to the acquisition of the Shares by us as our external, discretionary portfolio manager; (ii) performing such a discretionary portfolio management activity outside of the EEA or the United Kingdom; or (iii) performing such a discretionary portfolio management activity in the jurisdiction in which we are organised/registered or domiciled and is a person to whom the Limited Partnership Interest may lawfully be pre-marketed within the meaning of CBDF under the laws applicable to such pre-marketing and / or marketed pursuant to an NPPR under the laws applicable to such marketing; and the final approval or consent required under our constitutional documents or internal policies and procedures relating to the investment of our assets has been obtained outside of the EEA or the United Kingdom or in the jurisdiction in which we are organized/registered or domiciled.

Macquarie Infrastructure Income Opportunities Fund
Representations for Non-U.S. Persons – Exhibit F-2

Confidential, Proprietary and Trade Secret

FOR SUBSCRIBERS RESIDENT IN SINGAPORE ("SINGAPORE SUBSCRIBERS"):

The Subscriber is, as at the date of this Subscription Agreement and will at all times continue to be (and where applicable, elect to be), an "accredited investor" (or an investor in an equivalent class under the laws of the country or territory in which the offer of or invitation to subscribe for Shares is made), or an "institutional investor" (as such terms are defined in the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore, as amended from time to time (the "SFA") and/or any regulations promulgated thereunder). The undersigned agrees to promptly provide documentary evidence of such status as the Administrator or the Company may from time to time request.

Macquarie Infrastructure Income Opportunities Fund
Representations for Non-U.S. Persons – Exhibit F-3

EXHIBIT G

Privacy Notice

We are committed to protecting the privacy of our potential, current, and former customers. To provide the products and services you request, we must collect personal information about you. We do not sell your personal information to third parties. We collect your personal information and share it with third parties as necessary to provide you with the products or services you request and to administer your business with us. This notice describes our current privacy practices. While your relationship with us continues, we will update and send our privacy practices notice as required by law. We are committed to continuing to protect your personal information even after that relationship ends. You do not need to take any action because of this notice.

Information we may collect and use

We collect personal information about you to help us identify you as our potential, current, or former customer; to process your requests and transactions; to offer investment services to you; or to tell you about our products or services we believe you may want to use. The type of personal information we collect depends on the products or services you request and may include the following:

•          Information from you: When you submit your application or other forms or request information on our products (online or otherwise), you give us information such as your name, address, Social Security number, your financial account information, and your financial history.

•           Information about your transactions: We keep information about your transactions with us, such as the products you buy from us; the amount you paid for those products; your investment activity; and your account balances.

•           Information from your employer: In connection with administering your retirement plan, we may obtain information about you from your employer.

•          Information received from third parties: In order to verify your identity or to prevent fraud, we may obtain information about you from third parties.

How we use your personal information

We do not disclose nonpublic personal information about our potential, current, and former customers unless allowed or required by law. We may share your personal information within our companies and with certain service providers. They use this information to process transactions you have requested; provide customer service; and inform you of products or services we offer that you may find useful. Our service providers may or may not be affiliated with us. They include financial service providers (for example, third-party administrators; broker/dealers; and other financial services companies with whom we have joint marketing agreements). Our service providers also include nonfinancial companies and individuals (for example, consultants; information services vendors; and companies that perform mailing or marketing services on our behalf). Information obtained from a report prepared by a service provider may be kept by the service provider and shared with other persons; however, we require our service providers to protect your personal information and to use or disclose it only for the work they are performing for us, or as permitted by law.

We also may provide information to regulatory authorities, law enforcement officials, and others to prevent fraud or when we believe in good faith that the law requires disclosure. In the event of a sale of all or part of our businesses, we may share customer information as part of the sale. We do not sell or share your information with outside marketers who may want to offer you their own products and services.

Security of information

Keeping your information safe is one of our most important responsibilities. We maintain physical, electronic, and procedural safeguards to protect your information. Our employees are authorized to access your information only when they need it to provide you with products and services or to maintain your accounts. Employees who have access to your personal information are required to keep it strictly confidential. We provide training to our employees about the importance of protecting the privacy of your information.

Macquarie Infrastructure Income Opportunities Fund
Privacy Notice– Exhibit G-1

Confidential, Proprietary and Trade Secret

Macquarie Asset Management (MAM) is the asset management division of Macquarie Group. MAM is an integrated asset manager across public and private markets offering a diverse range of capabilities, including real assets, real estate, credit, equities, and multi-asset solutions.

Other than Macquarie Bank Limited ABN 46 008 583 542 ("Macquarie Bank"), any Macquarie Group entity noted in this document is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these other Macquarie Group entities do not represent deposits or other liabilities of Macquarie Bank. Macquarie Bank does not guarantee or otherwise provide assurance in respect of the obligations of these other Macquarie Group entities. In addition, if this document relates to an investment, (a) the investor is subject to investment risk including possible delays in repayment and loss of income and principal invested and (b) none of Macquarie Bank or any other Macquarie Group entity guarantees any particular rate of return on or the performance of the investment, nor do they guarantee repayment of capital in respect of the investment.

This privacy practices notice is being provided on behalf of the following:

Macquarie Management Holdings, Inc. and each of its affiliates, such as direct or indirect subsidiaries, and any fund or product sponsored by or otherwise affiliated with Macquarie

Central Park Group (CPG) Funds Macquarie Funds

Macquarie ETF Trust

Macquarie Investment Management Austria

Kapitalanlage AG Macquarie Investment

Management Europe Limited Macquarie Investment

Management Europe S.A.

Macquarie Investment Management

Global Limited Optimum Fund Trust

Revised January 2025

Macquarie Infrastructure Income Opportunities Fund
Privacy Notice– Exhibit G-2

EXHIBIT H

TAX FORMS

U.S. Investors

Link to IRS Form W-9: http://www.irs.gov/file_source/pub/irs-pdf/fw9.pdf

Non-U.S. Investors

Link to IRS Form W-8BEN: http://www.irs.gov/pub/irs-pdf/fw8ben.pdf

Link to IRS Form W-8BEN-E: http://www.irs.gov/pub/irs-pdf/fw8bene.pdf

Link to IRS Form W-8IMY: http://www.irs.gov/pub/irs-pdf/fw8imy.pdf

Link to IRS Form W-8EXP: http://www.irs.gov/pub/irs-pdf/fw8exp.pdf

Link to IRS Form W-9: http://www.irs.gov/pub/irs-pdf/fw9.pdf

Macquarie Infrastructure Income Opportunities Fund
Tax Forms– Exhibit H-1

EXHIBIT I

ANTI-MONEY LAUNDERING - DOCUMENTATION

SEI Global Services Inc. ("GS") is a wholly owned subsidiary of SEI Investments Company ("SEI"), which is incorporated and publicly traded in the United States of America is subject to the laws and regulations of such jurisdiction and is regulated by the Securities and Exchange Commission. SEI GS has developed policies, procedures and internal controls designed to comply with all anti-money laundering laws and regulations applicable to fund domiciliation. In order to comply with these anti-money laundering regulations, SGSI will require from any investor or Shareholder a detailed verification of the identity of such investor or Shareholder, the identity of the beneficial owners of such investor or Shareholder, the source of funds used to commit to purchase Shares, or other additional information which may be requested from any investor or Shareholder for such purposes from time to time. SGSI has policies and procedures in place to verify the identity of all applicants in all Funds that SGSI administers in accordance with applicable regulations, and these procedures conform to industry standard guidelines. An outline summary of the Anti-Money Laundering verification documentation that SGSI is required to obtain for various entity types investing under its administration is listed below. SGSI reserves the right to request such information as is necessary to verify the identity of an applicant and where applicable, the beneficial owner.

Simplified CDD

Simplified CDD can be applied in instances where the jurisdiction involved and customer type is deemed lower risk from a Money Laundering and Terrorist Financing perspective. Where Simplified CDD is applied the emphasis is more on independent verification.

Standard CDD

Standard CDD will be applied where the customer/entity investing is in a jurisdiction deemed to have equivalent levels of AML/CTF controls as the Cayman Islands. Additionally, the entity type, as a result of the risk assessment, is not deemed to be higher risk, however information on the beneficial owners and controllers is not publicly available and therefore information is required from the Investor.

Enhanced CDD

Enhanced CDD is applied on a risk sensitive basis in any situation, which by its nature would present a higher risk of money laundering or terrorist financing. Typically ECDD will be applied to investors located in higher risk jurisdiction, with a complex legal structure or where the registered shareholder or ultimate beneficial owner of the registered shareholder has been identified as a Politically Exposed Person.

Please note the above is a guideline and SEI reserve the right to apply Enhanced CDD to any Subscriber where it deems the situation warrants the approach or may request further information as it deems necessary as part of its AML verification process. Please see the below table detailing what is typically requested for the most common entity types under Standard CDD.

Macquarie Infrastructure Income Opportunities Fund
Additional Documentation – Exhibit I-1

Confidential, Proprietary and Trade Secret

Individual:

•	Copy of valid identification document (such as ID card or passport) showing the cardholder photo and signature specimen

•	Source of wealth

Private Corporation, Limited Liability Companies (LLC):

•	Copy of formation document. Valid items: Articles of Incorporation or Organization, LLC Agreement

•	Copy of Shareholders Document. Valid Items: Register of Members, Shareholder Register, Share Certificates, Certificate of Incumbency, LLC Agreement

o	Identification for all 25% beneficial owners (See requirements for applicable entity type)

•	Copy of Controlling Persons Document. Valid items: Register(s) of Directors, Certificate of Incumbency, Authorized Signers List, Corporate Resolutions, LLC Agreement

o	Identification for one controlling person (See requirements for individual)

•	Source of wealth

Limited Partnership:

•	Copy of formation document. Valid items: Limited Partnership Agreement

•	List of Limited Partners. Valid Items: Shareholder Register, Limited Partnership Agreement, Limited Partner Register

o	Identification for all 25% beneficial owners (See requirements for applicable entity type)

•	Copy of Controlling Persons Document. Valid items: Register(s) of Directors, Certificate of Incumbency, Authorized Signers List, Corporate Resolutions, Limited Partnership Agreement

o	Identification for one controlling person (See requirements for individual)

•	Source of wealth

Non-Profit/Foundation/Endowment:

•	US Entity Copy of IRS Determination Letter for 501(c) (3) OR IRS Affirmation Letter (Form 990)

•	Non-US Entity Copy of Government Issued Certificate of Incorporation, Government Issued Certificate of Good Standing, Memorandum and Articles of Incorporation

•	List of authorized signers

o	Identification for one controlling person (See requirements for individual)

o	Nature of Business

•	Source of wealth

Pension

•	List of authorized signers

o	Identification for one controlling person (See requirements for individual)

•	Copy of Plan Document or Copy of IRS Letter (US Entities)

•	Copy of Plan Document (Non-US Entities)

•	Source of wealth

•	If Self-Directed

o	Identity of Sponsoring entity (See requirements based on entity type of sponsoring entity)

Trust:

•	Copy of governing trust document including trustee designation and beneficiary information OR Trust Certificate containing same information

Macquarie Infrastructure Income Opportunities Fund
Additional Documentation – Exhibit I-2

Confidential, Proprietary and Trade Secret

•	Identification for the Settlor of the Trust (See requirements for individual)
•	Identification for each of the Trustees (See requirements for applicable entity type)

•	Source of wealth

Regulated Financial Institution

•	Financial Crime Compliance Questionnaire (Wolfsberg) or Foreign Bank Certification Form (Banks only)

•	Regulatory Agency and Registration Number

•	List of Authorized Signers

o	Identification for one controlling person (See requirements for individual)

Publicly Traded

•	List of authorized signers

o	Identification for one controlling person (See requirements for individual)

•	Source of wealth

•	If investing through a subsidiary, also provide the following for the subsidiary

o	Copy of formation document. Valid items: Government-Issued Certificate of Formation or Incorporation, Government-Issued Certificate of Good Standing, Articles of Incorporation or Organization, Government-Issued Business License, LLC Agreement

o	Copy of Organizational Structure Chart

Government Entity

•	List of authorized signers

o	Identification for one controlling person (See requirements for individual)

•	Evidence of department or agency of an approved jurisdiction or apolitical subdivision of such a jurisdiction

•	Source of wealth

•	If governmental entity is invested through a subsidiary, also provide the following for the subsidiary

o	Copy of formation document. Valid items: Government-Issued Certificate of Formation or Incorporation, Government-Issued Certificate of Good Standing, Articles of Incorporation or Organization, Government-Issued Business License, LLC Agreement

o	Copy of Organizational Structure Chart

Collective Investment Schemes (CIS), Fund of Funds (FoF):

•	Approved Eligible Introducer Letter OR AML Representation Letter from a Regulated Financial Institution (Investment Manager, Fund Administrator, Custodian)

Macquarie Infrastructure Income Opportunities Fund
Additional Documentation – Exhibit I-3